Exhibit 10.1

Execution Version

______________________________________________________________________________

ALLIANCE HAULERS, INC.,
ATLAS-TUCK CONCRETE, INC.,
BRECKENRIDGE READY MIX, INC.,
CENTRAL CONCRETE SUPPLY CO., INC.,
CENTRAL PRECAST CONCRETE, INC.,
EASTERN CONCRETE MATERIALS, INC.,
INGRAM CONCRETE, LLC,
KURTZ GRAVEL COMPANY,
LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC,
MASTER MIX, LLC,
PEBBLE LANE ASSOCIATES, LLC,
REDI-MIX, LLC,
RIVERSIDE MATERIALS, LLC,
SAN DIEGO PRECAST CONCRETE, INC.,
SMITH PRE-CAST, INC.,
SUPERIOR CONCRETE MATERIALS, INC.,
USC TECHNOLOGIES, INC.,
U.S. CONCRETE ON-SITE, INC., and
U.S. CONCRETE, INC.,

as Borrowers

CERTAIN ENTITIES,

as Guarantors

______________________________________________________________________________

LOAN AND SECURITY AGREEMENT

Dated as of August 31, 2012

$80,000,000

______________________________________________________________________________

CERTAIN FINANCIAL INSTITUTIONS,
as Lenders

and

BANK OF AMERICA, N.A.,
as Agent and Sole Lead Arranger

______________________________________________________________________________

TABLE OF CONTENTS
Page

SECTION 1.	DEFINITIONS; RULES OF CONSTRUCTION	1
1.1.	Definitions	1
1.2.	Accounting Terms	31
1.3.	Uniform Commercial Code	31
1.4.	Certain Matters of Construction	31

SECTION 2.	CREDIT FACILITIES	32
2.1.	Revolver Commitment	32
2.2.	Letter of Credit Facility	34

SECTION 3.	INTEREST, FEES AND CHARGES	36
3.1.	Interest	36
3.2.	Fees	38
3.3.	Computation of Interest, Fees, Yield Protection	38
3.4.	Reimbursement Obligations	38
3.5.	Illegality	39
3.6.	Inability to Determine Rates	39
3.7.	Increased Costs; Capital Adequacy	39
3.8.	Mitigation; Replacement of Lenders under Certain Circumstances	40
3.9.	Funding Losses	41
3.10.	Maximum Interest	41

SECTION 4.	LOAN ADMINISTRATION	42
4.1.	Manner of Borrowing and Funding Revolver Loans	42
4.2.	Defaulting Lender	44
4.3.	Number and Amount of LIBOR Loans; Determination of Rate	44
4.4.	Borrower Agent	45
4.5.	One Obligation	45
4.6.	Effect of Termination	45

SECTION 5.	PAYMENTS	45
5.1.	General Payment Provisions	45
5.2.	Repayment of Revolver Loans	46
5.3.	Payment of Other Obligations	46
5.4.	Marshaling; Payments Set Aside	46
5.5.	Application and Allocation of Payments	46
5.6.	Dominion Account	47
5.7.	Account Stated	48
5.8.	Taxes	48
5.9.	Lender Tax Information	48
5.10.	Nature and Extent of Each Borrower’s Liability	49

SECTION 6.	CONDITIONS PRECEDENT	51
6.1.	Conditions Precedent to Initial Loans	51
6.2.	Conditions Precedent to All Credit Extensions	54

SECTION 7.	COLLATERAL	54
7.1.	Grant of Security Interest	54
7.2.	Lien on Deposit Accounts; Cash Collateral	55
7.3.	Real Estate Collateral	56
7.4.	Other Collateral	56

7.5.	No Assumption of Liability	56
7.6.	Further Assurances	56
7.7.	Additional Borrowers	57

SECTION 8.	COLLATERAL ADMINISTRATION	57
8.1.	Borrowing Base Certificates	57
8.2.	Administration of Accounts	58
8.3.	Administration of Inventory	59
8.4.	Administration of Equipment	60
8.5.	Administration of Deposit Accounts	61
8.6.	General Provisions	61
8.7.	Power of Attorney	63

SECTION 9.	REPRESENTATIONS AND WARRANTIES	63
9.1.	General Representations and Warranties	63
9.2.	Complete Disclosure	69

SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS	69
10.1.	Affirmative Covenants	69
10.2.	Negative Covenants	73
10.3.	Financial Covenants	78

SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	78
11.1.	Events of Default	79
11.2.	Remedies upon Default	81
11.3.	License	81
11.4.	Setoff	82
11.5.	Remedies Cumulative; No Waiver	82

SECTION 12.	AGENT	82
12.1.	Appointment, Authority and Duties of Agent	82
12.2.	Agreements Regarding Collateral and Borrower Materials	83
12.3.	Reliance By Agent	84
12.4.	Action Upon Default	84
12.5.	Ratable Sharing	84
12.6.	Indemnification	85
12.7.	Limitation on Responsibilities of Agent	85
12.8.	Successor Agent and Co-Agents	85
12.9.	Due Diligence and Non-Reliance	86
12.10.	Remittance of Payments and Collections	86
12.11.	Individual Capacities	87
12.12.	Titles	87
12.13.	Bank Product Providers	87
12.14.	No Third Party Beneficiaries	88

SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS	88
13.1.	Successors and Assigns	88
13.2.	Participations	88
13.3.	Assignments	89
13.4.	Replacement of Certain Lenders	89

SECTION 14.	GUARANTY	90
14.1.	Guaranty of the Obligations	90
14.2.	Contribution by Guarantors	90
14.3.	Payment by Guarantors	91
14.4.	Liability of Guarantors Absolute	91

-ii-

14.5.	Waivers by Guarantors	93
14.6.	Guarantors’ Rights of Subrogation, Contribution, etc.	93
14.7.	Subordination of Other Obligations	94
14.8.	Continuing Guaranty	94
14.9.	Authority of Guarantors or Borrowers	94
14.10.	Financial Condition of Borrowers	94
14.11.	Bankruptcy, etc.	95

SECTION 15.	MISCELLANEOUS	95
15.1.	Consents, Amendments and Waivers	95
15.2.	Indemnity	96
15.3.	Notices and Communications	97
15.4.	Performance of Obligors’ Obligations	98
15.5.	Credit Inquiries	98
15.6.	Severability	98
15.7.	Cumulative Effect; Conflict of Terms	98
15.8.	Counterparts	98
15.9.	Entire Agreement	99
15.10.	Relationship with Lenders	99
15.11.	No Advisory or Fiduciary Responsibility	99
15.12.	Confidentiality	99
15.13.	Certifications Regarding Convertible Notes and Intercreditor Agreement	100
15.14.	GOVERNING LAW	100
15.15.	Consent to Forum	100
15.16.	Waivers by Obligors	100
15.17.	Patriot Act Notice	101
15.18.	NO ORAL AGREEMENT	101
15.19.	Non-Applicability of Chapter 346	101
15.20.	OBLIGORS’ WAIVER OF RIGHTS UNDER TEXAS DECEPTIVE TRADE PRACTICES ACT	101
15.21.	Intercreditor Agreement	101
15.22.	Convertible Notes Priority Collateral	102

-iii-

LIST OF EXHIBITS AND SCHEDULES

Annex A	Real Estate subject to Mortgage Requirement

Exhibit A	Assignment and Acceptance
Exhibit B	Assignment Notice

Schedule 1.1	Commitments of Lenders
Schedule 1.1(a)	Investments
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.1	Organization and Qualification
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.8	Surety Obligations
Schedule 9.1.9	Taxes
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14	Environmental Matters
Schedule 9.1.15	Restrictive Agreements
Schedule 9.1.16	Litigation
Schedule 9.1.18	Pension Plan Disclosures
Schedule 9.1.20	Labor Contracts
Schedule 10.2.2	Existing Liens
Schedule 10.2.16	Existing Affiliate Transactions

-iv-

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of August 31, 2012, among ALLIANCE HAULERS, INC., a Texas corporation (“Alliance”), ATLAS-TUCK CONCRETE, INC., an Oklahoma corporation (“Atlas”), BRECKENRIDGE READY MIX, INC., a Texas corporation (“Breckenridge”), CENTRAL CONCRETE SUPPLY CO., INC., a California corporation (“Central Concrete”), CENTRAL PRECAST CONCRETE, INC., a California corporation (“Central Precast”), EASTERN CONCRETE MATERIALS, INC., a New Jersey corporation (“Eastern”), INGRAM CONCRETE, LLC, a Texas limited liability company (“Ingram”), KURTZ GRAVEL COMPANY, a Michigan corporation (“Kurtz”), LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC, a Delaware limited liability company (“Local”), MASTER MIX, LLC, a Delaware limited liability company (“Master”), PEBBLE LANE ASSOCIATES, LLC, a Delaware limited liability company (“Pebble”), REDI-MIX, LLC, a Texas limited liability company (“Redi-Mix”), RIVERSIDE MATERIALS, LLC, a Delaware limited liability company (“Riverside”), SAN DIEGO PRECAST CONCRETE, INC., a Delaware corporation (“San Diego”), SMITH PRE-CAST, INC., a Delaware corporation (“Smith”), SUPERIOR CONCRETE MATERIALS, INC., a District of Columbia corporation (“Superior”), USC TECHNOLOGIES, INC., a Delaware corporation (“USC”), U.S. CONCRETE ON-SITE, INC., a Delaware corporation (“On-Site”), and U.S. CONCRETE, INC., a Delaware corporation, (“US Concrete”, and together with Alliance, Atlas, Breckenridge, Central Concrete, Central Precast, Eastern, Ingram, Kurtz, Local, Master, Pebble, Redi-Mix, Riverside, San Diego, Smith, Superior, USC and On-Site, collectively, “Borrowers”), the hereinafter defined “Guarantors”, the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise.  Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.	DEFINITIONS; RULES OF CONSTRUCTION

1.1. Definitions.  As used herein, the following terms have the meanings set forth below:

ABL Priority Collateral:  as defined in the Intercreditor Agreement.

Account:  as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor:  a Person obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount:  90% of the Value of Eligible Accounts; provided, however, that during any 85% Accounts Formula Amount Trigger Period, upon Agent providing at least five (5) days prior notice to Borrower Agent, the Accounts Formula Amount shall be 85% of the Value of Eligible Accounts.

Acquisition:  a transaction or series of transactions resulting in (a) acquisition of a business, division, or substantially all assets of a Person; (b) record or beneficial ownership of more than 50% of the Equity Interests of a Person; or (c) merger, consolidation or combination of an Obligor or Subsidiary with another Person (other than an Obligor with an Obligor).

Affiliate:  with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have correlative meanings.

Agent Indemnitees:  Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals:  attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Aggregates: all stone, sand, gravel, limestone and similar minerals, including, but not limited to, all such materials that constitute “as-extracted collateral” under the UCC (but excluding oil and gas).

Allocable Amount:  as defined in Section 5.10.3(b).

Anti-Terrorism Law:  any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law:  all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Appraisal: each appraisal that was conducted by the Agent or any of its designees prior to the Closing Date, and each appraisal that is conducted after the Closing Date pursuant to Section 10.1.1, for the purpose of calculating certain components of the Borrowing Base, in form and substance reasonably satisfactory to the Agent and performed by an appraiser that is reasonably satisfactory to the Agent.  As of the Closing Date, the existing Appraisals are the June 8, 2012 Equipment Appraisal and the July 18, 2012 Inventory Appraisal.

Approved Fund:  any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition:  a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Assignment and Acceptance:  an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A.

Availability:  (a) the Borrowing Base, minus (b) the principal balance of all Revolver Loans.

Availability Reserve:  the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the LC Reserve; (d) the Bank Product Reserve; (e) the Dilution Reserve; (f) the amount established by Agent from time to time in its Permitted Discretion for amounts payable at the time in question by Borrowers as license or royalty fees to owners of sites of Aggregates extraction; (g) the amount established by Agent from time to time in its Permitted Discretion for the amount of all fees, taxes and other amounts payable at the time in question in respect of all licenses, registrations and other permits for Trucks; (h) other than liabilities pursuant to the Convertible Notes Agreement, the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default, if any, arising therefrom); and (i) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.  Each change to the Availability Reserve shall become effective automatically following the Required Reserve Notice, if required, with respect to such change.  No reserve shall be established with respect to any specific Account, Inventory or Truck to the extent that such item is deemed not to be an Eligible Account, Eligible Inventory or Eligible Truck, respectively.

Bank of America:  Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees:  Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product:  any of the following products, services or facilities extended to any Obligor or Subsidiary by a Lender or any of its Affiliates:  (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) other banking products or services as may be requested by any Obligor or Subsidiary, other than Letters of Credit.

Bank Product Reserve:  the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations.

Bankruptcy Code:  Title 11 of the United States Code.

Base Rate:  for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; and (c) LIBOR for a 30 day interest period as determined on such day, plus 1.0%.

Base Rate Loan:  any Loan that bears interest based on the Base Rate.

Base Rate Revolver Loan:  a Revolver Loan that bears interest based on the Base Rate.

Board of Governors:  the Board of Governors of the Federal Reserve System.

Borrowed Money:  with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding holdbacks, earnouts, accrued expenses and trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property (excluding holdbacks, earnouts, accrued expenses and trade payables incurred in the Ordinary Course of Business); (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower Agent:  as defined in Section 4.4.

Borrower Materials:  Borrowing Base information, reports, financial statements and other materials delivered by Borrowers hereunder, as well as other Reports and information provided to the Agent by other Persons pursuant to, or as contemplated by, the terms hereof, or by Agent to Lenders.

Borrowing:  a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base:  on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the LC Reserve, minus the Convertible Notes Availability Reserve, minus the Tax Amount; or (b) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, plus the Truck Formula Amount, minus the Availability Reserve.  Appraisal and similar requirements with respect to Accounts, Inventory and Trucks need not be met with regard to any Person or Property acquired pursuant to a Permitted Acquisition to the extent the aggregate contribution, as of any date of determination, of all such Persons and Property to the Borrowing Base does not exceed $5,000,000.

Borrowing Base Certificate:  a certificate, in form and substance satisfactory to Agent in its Permitted Discretion, by which Borrowers certify calculation of the Borrowing Base.

Business Day:  any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Texas, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank eurodollar market.

Capital Expenditures:  all liabilities incurred or expenditures made by an Obligor or Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, excluding, without duplication, any trade-in allowances and such expenditures to the extent constituting (i) expenditures of insurance proceeds to acquire or repair any asset, (ii) leasehold improvement expenditures for which an Obligor or a Subsidiary is reimbursed by the lessor, sublessor or sublessee, (iii) expenditures in an amount equal to the aggregate amount of cash and Cash Equivalents received in connection with Asset Dispositions made during such period, or (iv) consideration for Permitted Acquisitions.

Capital Lease:  any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.  The amount of obligations under any Capital Lease at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

Cash Collateral:  cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account:  a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its Permitted Discretion, which account shall be subject to a Lien in favor of Agent.

Cash Collateralize:  the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent’s good faith estimate of the amount that is due or will become due, including all fees and other amounts relating to such Obligations.  “Cash Collateralization” has a correlative meaning.

Cash Equivalents:  (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services:  any services provided from time to time by Bank of America, N.A. or any of its Affiliates to any Obligor or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA:  the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Control:  the occurrence of any of the following:  (a) any person or group of persons (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of 50% or more of the issued and outstanding voting securities within the meaning of Rule 13d-5(b) of the Exchange Act of US Concrete, (b) during any period of twelve consecutive calendar months commencing from and after the Closing Date, individuals who, at the beginning of such period, constituted the board of directors of US Concrete (together with any new directors whose election by the board of directors of US Concrete or whose nomination for election by the stockholders of US Concrete was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office or (c) a Fundamental Change of Control (as defined in the Convertible Notes Agreement).

Change in Law:  the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Claims:  all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date:  as defined in Section 6.1.

Code:  the Internal Revenue Code of 1986, as amended.

Collateral:  all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment:  for any Lender, the aggregate amount of such Lender’s Revolver Commitment.  “Commitments” means the aggregate amount of all Revolver Commitments.

Commitment Termination Date:  the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Compliance Certificate:  a certificate, in form and substance satisfactory to Agent, by which Borrowers certify compliance with Sections 10.2.3 and 10.3.

Consolidated Net Tangible Assets:  the aggregate amount of assets of the Borrowers and Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all trade payables and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of Borrowers and Subsidiaries on a consolidated basis and in accordance with GAAP.

Contingent Obligation:  any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Convertible Notes: the $55,000,000 in principal amount of senior secured convertible notes issued on August 31, 2010 in a private placement pursuant to Section 4(2) and Regulation D of the Securities Exchange Act of 1934, as the same may be amended, replaced, renewed, refunded, refinanced, exchanged, supplemented or otherwise modified from time to time, and including, without limitation, increases from time to time in the principal amount thereof to the extent such amounts are in compliance with the provisions of the definition of the term “Refinancing Conditions”.

Convertible Notes Agent: U.S. Bank National Association in its capacity as noteholder collateral agent for the holders of the Convertible Notes and its successors and permitted assigns in such capacity.

Convertible Notes Agreement: that certain Indenture by and among the Convertible Notes Agent, the Convertible Notes Trustee and the Obligors party thereto relating to the Convertible Notes, as the same may be amended, replaced, renewed, refunded, refinanced, exchanged, supplemented or otherwise modified from time to time, and including, without limitation, increases from time to time in the principal amount thereof to the extent such amounts are in compliance with the provisions of the definition of the term “Refinancing Conditions.”

Convertible Notes Availability Reserve:  after Required Reserve Notice, $5,000,000, (a) (i) at the Permitted Discretion of the Agent, commencing on the day that Availability is less than $20,000,000, and (ii) continuing until during the preceding thirty (30) consecutive days, Availability has been greater than $20,000,000 at all times or the Agent, in its Permitted Discretion, decides to remove the Convertible Notes Availability Reserve; or (b) (i) at the Permitted Discretion of the Agent, commencing on June 1, 2015 and (ii) continuing until the earlier to occur of when (x) the Convertible Notes have been amended, replaced, renewed, refunded, refinanced, exchanged, converted, supplemented, repurchased, defeased, acquired or otherwise modified or retired with the effect of extending the maturity date thereof until at least October 1, 2015, or (y) when at least 70% of the principal amount of the Convertible Notes have been repurchased, defeased or retired and the Convertible Notes that have not been so extended are no longer secured, or (z) the Agent, in its Permitted Discretion, decides to remove the Convertible Notes Availability Reserve; or (c) (i) at the Permitted Discretion of the Agent, commencing any time during the occurrence of an Event of Default and (ii) continuing until such Event of Default no longer exists or the Agent, in its Permitted Discretion, decides to remove the Convertible Notes Availability Reserve; provided, however, in any event, the Convertible Notes Availability Reserve shall be permanently terminated if the Convertible Notes have been refinanced or amended with the effect that the ABL Cap Amount (as defined in the Intercreditor Agreement) is increased to at least 110% of the aggregate Revolver Commitments.

Convertible Notes Documents: the Convertible Notes Agreement and the “Note Documents” under and as defined in the Convertible Notes Agreement.

Convertible Notes Priority Collateral: has the meaning assigned the term “Notes Priority Collateral” in the Intercreditor Agreement.

Convertible Notes Trustee: U.S. Bank National Association in its capacity as trustee for the holders of the Convertible Notes and its successors and permitted assigns in such capacity.

CWA:  the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt:  as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding accrued expenses, trade payables and other non-interest bearing unsecured liabilities incurred and being paid in the Ordinary Course of Business and deferred taxes; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of an Obligor, the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership or other entity in which such Person is a general partner or otherwise liable with respect to such recourse Debt.

Default:  an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate:  for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender:  any Lender that, as determined by Agent, (a) has failed to perform any funding obligations hereunder, and such failure is not cured within three Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under any other credit facility; (c) has failed, within three Business Days following request by Agent, to confirm in a manner satisfactory to Agent that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding or taken any action in furtherance thereof; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an Equity Interest in such Lender or parent company.

Deposit Account Control Agreements:  the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for an Obligor, in favor of Agent, as security for the Obligations.

Depreciation Amount: as of any date of determination, an amount equal to the product of (a) 1.6666% of the Net Orderly Liquidation Value of the Eligible Trucks pursuant to the most recent Appraisal multiplied by (b) the number of months since the latest Truck Appraisal Date; adjusted upwards for depreciation attributable to any Eligible Trucks acquired since the latest Truck Appraisal Date (calculated based on 1.6666% per month of the cost of such acquired Eligible Trucks) and adjusted downwards for any depreciation attributable to Eligible Trucks disposed of since the latest Truck Appraisal Date (calculated based on 1.6666% per month of the Net Orderly Liquidation Value of such disposed Eligible Trucks).

Dilution: the aggregate amount of bad debt write-downs or write-off discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts.

Dilution Percent:  the percent, determined for Borrowers’ most recent six calendar months, equal to (a) Dilution during such period, divided by (b) (i) cash collected from Account Debtors during such period plus (ii) Dilution during such period.

Dilution Reserve:  a reserve established by Agent at its Permitted Discretion from time to time with respect to Dilution, in an amount equal to the amount by which the actual Dilution Percent exceeds 2.5% during any six calendar month period.

Distribution:  any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars:  lawful money of the United States.

Dominion Account:  a special account established by Borrowers or other Obligors at Bank of America or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

EBITDA:  for any period, with respect to US Concrete and its Subsidiaries on a consolidated basis, (a) Net Income of such Person for such period, plus (b) the sum of, in each case to the extent included in the calculation of such Net Income but without duplication, (i) any provision for federal, state and local income and franchise taxes, (ii) interest expense, (iii) loss or charges from extraordinary items, including losses from the sale or other disposition of assets or any Subsidiaries, (iv) depreciation, depletion and amortization expenses, (v) all other non-cash charges, non-cash impairment charges and non-cash expenses and losses for such period, (vi) the amount of any non-cash (x) compensation deduction as the result of any grant of stock or stock equivalents to employees, officers, directors or consultants and (y) incentive compensation charges, (vii) unusual or non-recurring charges, fees and expenses which are acceptable to the Agent in its Permitted Discretion, (viii) fees, expenses and costs incurred in connection with the establishment and closing of the credit facility evidenced by this Agreement and the termination of the credit facility evidenced by that certain Credit Agreement, dated as of August 31, 2010, among U.S. Concrete, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc., as sole bookrunner and lead arranger, Wells Fargo Capital Finance, LLC, as documentation agent and lead arranger, and Chase Business Credit in an aggregate amount not to exceed $500,000, (ix) relocation expenses in an aggregate amount not to exceed $3,500,000 (or such greater amount approved by Agent in its Permitted Discretion), and (x) to the extent not already included in consolidated Net Income, cash proceeds from liability casualty and business interruption insurance, minus (c) the sum of, in each case to the extent included in the calculation of such Net Income but without duplication, (i) any credit for any federal, state and local income and franchise tax, (ii) gains from extraordinary items for such period and (iii) any other non-cash gains or other items which have been added in determining Net Income, including any reversal of a change referred to in clause (b)(vi) above by reason of a decrease in the value of any Equity Interest, plus/minus (d) to the extent not already accounted for pursuant to clause (b) or clause (c) above, the non-cash gain or loss during such period resulting under GAAP from the mark to market of the conversion option of the Convertible Notes.  In no event shall the calculation of “EBITDA” include any gain or loss from the early extinguishment or repurchase of Debt.

85% Accounts Formula Amount Trigger Period:  the period (a) commencing on the day that Agent in good faith determines, based on Borrower Materials, whether pursuant to the financial statements submitted pursuant to Section 10.1.2 hereof or otherwise, that the Fixed Charge Coverage Ratio for the most recent period of twelve calendar months is less than 1.10 to 1.00 (whether or not a FCCR Trigger Period is in effect) and (b) continuing until the later of (i) the thirtieth day after the commencement of such period and (ii) the day that each of the following is true: (x) no Event of Default exists, and (y) Agent in good faith determines based on Borrower Materials, whether pursuant to the financial statements submitted pursuant to Section 10.1.2 or otherwise, that the Fixed Charge Coverage Ratio for the most recent period of twelve calendar months is at least 1.10 to 1.00 (whether or not a FCCR Trigger Period is in effect.)

Eligible Account:  an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Agent, in its Permitted Discretion, to be an Eligible Account.  Without limiting the foregoing, unless such Account is subject to credit support in form and substance satisfactory to the Agent, no Account shall be an Eligible Account if (a) it is unpaid for more than 90 days after the original due date, or more than 120 days after the original invoice date; (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 15% of the aggregate Eligible Accounts; (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility under this clause (e) shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is subject to any country sanctions program or specially designated nationals list maintained by the Office of Foreign Assets Control of the U.S. Treasury Department; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or assets outside the United States; (h) it is owing by a Governmental Authority; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien, other than a Permitted Lien that is subordinate in priority to the Lien in favor of the Agent; (j) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind that has not been delivered to Agent, or has been reduced to judgment; (l) its payment has been extended or the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale or return, sale on approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; (p) it is a contra account; (q) it is a royalty arising from a lease or license allowing the extraction of the Aggregates from the property of a Borrower; (r) it relates to the sale of Aggregates at the minehead or other site of extraction, unless an appropriate UCC-1 financing statement or Mortgage in favor of the Agent complying with Section 9-502 of the UCC as to as-extracted collateral shall have been filed in the relevant real property records; or (s) as of any date of determination, the aggregate amount of all Eligible Accounts other than Accounts approved by the Agent which are unpaid for more than 60, but less than 90, days after the original due date, or more than 90, but less than 120, days after the original invoice date, exceeds $4,000,000, to the extent of such excess.  In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances owing to an Account Debtor more than 120 days old will be netted against such Accounts.

Eligible Assignee:  a Person that is (a) a Lender, an Affiliate of a Lender or an Approved Fund; (b) any other financial institution approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five Business Days after notice of the proposed assignment) and Agent, which extends revolving credit facilities of this type in its Ordinary Course of Business; and (c) during any Event of Default, any Person acceptable to Agent in its Permitted Discretion.

Eligible Inventory:  Inventory owned by a Borrower that Agent, in its Permitted Discretion, deems to be Eligible Inventory.  Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all material standards imposed by any Governmental Authority that has jurisdiction over such Inventory, and does not constitute hazardous materials under any relevant Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien, other than a Permitted Lien that is subordinate in priority to the Lien in favor of Agent; (h) is within the continental United States, is not in transit except between locations of Borrowers, and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; (k) commencing 45 days after the Closing Date (or such longer period as may be established by the Agent in its Permitted Discretion), is not located on leased premises, unless the lessor has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established therefor; (l) is not in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established therefor; (m) is not fuel or gasoline; (n) is not goods which constitute forms or casting patterns used in the production of pre-cast Inventory; (o) is not goods which constitute personal computers (and equipment and supplies related thereto); (p) is not spare parts used in the maintenance of Trucks, (q) is not custom Inventory manufactured for a specific project; and (r) is not Aggregates located at the site of extraction unless an appropriate UCC-1 financing statement or Mortgage in favor of Agent complying with Section 9-502 of the UCC as to as-extracted collateral shall have been properly filed in the relevant real property records.

Eligible Trucks: the Trucks of each Borrower (a) that are owned solely by such Borrower, (b) with respect to which the Agent has a valid, perfected and enforceable first-priority Lien, subject only to the Permitted Lien of the Convertible Notes Agent (the priority of which shall be as provided in the Intercreditor Agreement) and other Permitted Liens that are subordinate in priority to the Agent’s Lien; provided, however, (i) until 90 days after the Closing Date (or such later date as Agent may establish in its Permitted Discretion), as to the perfection and priority of the Lien on any Trucks owned by a Borrower on the Closing Date, the requirements of this clause (b) shall be deemed satisfied if such Truck is evidenced by a certificate of title in the name of such Borrower (or its predecessor in interest), and such certificate of title is in the possession of the Agent or any agent or bailee acting for Agent or the applicable Governmental Authority for lien recordation purposes, along with such duly executed powers of attorney as the Agent deems necessary in its Permitted Discretion to remove the Lien of any other Person (except for a second-priority Lien of the Convertible Notes Agent) therefrom and to have the Agent’s Lien noted thereon by the applicable Governmental Authority and (ii) until 90 days after the acquisition date of any Truck, as to the perfection and priority of the Lien on any such Truck, the requirements of this clause (b) shall be deemed satisfied if the ownership of such Truck is evidenced by an application for a certificate of title filed with the applicable Governmental Authority, a copy of which has been delivered to Agent, along with a receipt therefor issued by such Governmental Authority, (c) with respect to which no covenant, representation or warranty contained in any Loan Document relating to such Truck has been breached, (d) that are not, in the Agent’s Permitted Discretion, obsolete, unmerchantable, defective or otherwise unusable and are in good working order, condition and repair (ordinary wear and tear excepted), (e) that are evidenced by a certificate of title issued by the appropriate Governmental Authority of the state in which such Truck is registered in the name of such Borrower and which certificate of title is in the possession of the Agent or any agent or bailee acting for the Agent or the applicable Governmental Authority for lien recordation purposes; provided, however, the requirements of this clause (e) shall be deemed satisfied for a period of 90 days from the acquisition date of any Truck if ownership of such Truck is evidenced by an application for a certificate of title in respect of such Truck filed with the applicable Governmental Authority, a copy of which has been delivered to Agent, along with a receipt therefor issued by such Governmental Authority, (f) are properly registered in the name of such Borrower (or its predecessor in interest) in one of the states of the United States and all registration fees then due for such Truck have been paid, (g) that are currently licensed for commercial use in the United States and are in compliance with all applicable motor vehicle laws, (h) that are insured by such Borrower pursuant to the terms of this Agreement, and (i) that the Agent deems to be Eligible Trucks in its Permitted Discretion.  Trucks which would otherwise be eligible pursuant to the foregoing criteria but which were not owned by a Borrower on the date of the most recent Appraisal delivered to the Agent shall only become “Eligible Trucks” on the last day of any fiscal month during which (or after) such Truck is (or was) acquired by such Borrower.  Notwithstanding anything to the contrary herein, the aggregate Value of Trucks deemed eligible pursuant to application of clause (b)(ii) or the proviso contained in clause (e) of the definition of Eligible Trucks, shall at no time exceed $1,000,000 and no Trucks shall be deemed eligible pursuant to clause (b)(ii) or the proviso contained in  clause (e) of the definition of “Eligible Trucks” during the continuance of an Event of Default.

Enforcement Action:  any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to act in an Obligor’s Insolvency Proceeding or to credit bid Obligations, or otherwise).

Environmental Agreement:  each agreement of Borrowers with respect to any Real Estate subject to a Mortgage, pursuant to which Borrowers agree to indemnify and hold harmless Agent and Lenders from liability under any Environmental Laws.

Environmental Laws:  all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice:  a written notice from any Governmental Authority or other Person of any alleged noncompliance with, investigation of an alleged violation of, litigation relating to, or potential fine or liability in the amount of $100,000 or more under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release:  a release as defined in CERCLA or under any other Environmental Law.

Equity Interest:  the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA:  the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate:  any trade or business (whether or not incorporated) that, together with an Obligor, is treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event:  (a) a Reportable Event with respect to a Pension Plan or Multiemployer Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

Event of Default:  as defined in Section 11.

Excluded Deposit Account: as defined in Section 8.5.

Excluded Property:  collectively, (i) any property to the extent that such grant of a security interest is prohibited by Applicable Law, requires a consent not obtained of any Governmental Authority (other than to the extent affecting Trucks) pursuant to such Applicable Law or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than US Concrete and its Subsidiaries to terminate (or materially modify) or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, pledged stock or pledged note or any applicable shareholder or similar agreement, except to the extent that such Applicable Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under the UCC or other Applicable Law; provided that from and after the Closing Date, the Obligors shall not knowingly permit to become effective in any document creating, governing, or providing for any contract, license, agreement, instrument or other document a provision which would prohibit the creation of a Lien on such license, agreement, instrument, or other document in favor of Agent with the intention of circumventing the Lien created by this Agreement, (ii) Property owned by any Obligor that is subject to a purchase money Lien or a Capital Lease permitted pursuant to Section 10.2.2, but only for so long as the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than the Obligors and their Affiliates as a condition to the creation of any other Lien on such Property and only to the extent such prohibition or requirement is not rendered unenforceable or otherwise deemed ineffective by the UCC or any other Applicable Law, (iii) any trademark application filed on an "intent-to-use" basis, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, provided that any such trademark application shall automatically be included in the Collateral upon the filing of acceptable evidence of use of such trademark, (iv) the voting stock of any Foreign Subsidiary in excess of 65% of the outstanding voting stock of such Foreign Subsidiary, (v) any assets other than Trucks the perfection of which would require notation of a lien on a certificate of title, (vi) any Real Estate owned or leased by an Obligor (other than that constituting As-Extracted Collateral and Real Estate with a net book value in excess of $700,000) and (vii) any Equity Interests which would require separate financial statements for a Subsidiary of US Concrete to be filed with the United States Securities and Exchange Commission (or any successor federal agency) pursuant to Rule 3-16 of Regulation S-X (or any successor law or regulation), as in effect from time to time; provided, however, “Excluded Property” shall (a) not include any proceeds, substitutions or replacements of Excluded Property (unless such proceeds, substitutions or replacements would constitute Excluded Property) and (b) with respect to the exclusions set forth in clause (i) above, not be construed to limit, impair or otherwise affect the Agent’s continuing security interests in any Obligor’s rights to or interests of any Obligor in (x) monies due or to become due under any such contract, license, agreement, instrument or other document (to the extent not prohibited by such contract, license, agreement, instrument or other document and applicable law), or (y) any proceeds from the sale, license, lease or other disposition of any such contract, license, agreement, instrument or other document.

Excluded Tax:  with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by its income, receipts or capital (however denominated), and franchise taxes imposed on it (in lieu of such taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower Agent is located; (c) any backup withholding tax required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.9; (d) in the case of a Foreign Lender, any United States withholding tax that is (i) required pursuant to laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.9, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrowers with respect to such withholding tax; and (e) taxes imposed on it by reason of Section 1471 or 1472 of the Code.

Excluded Truck: as defined in Section 10.1.11.

Existing Debt:  that certain Secured Promissory Note, dated October 1, 2010, in the initial aggregate principal amount of $2,100,000.00 made by Ingram in favor of Sweetwater Ready Mix Concrete Co. due October 1, 2015.

Extraordinary Expenses:  all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances.  Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, reasonable legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

FCCR Trigger Period:  the period (a) commencing on the earlier of the day that an Event of Default occurs, or the day Availability is less than the greater of (i) $16,000,000 or (ii) the Truck Formula Amount as of the last day of the most recent Fiscal Quarter and (b) continuing until, the first date on which, during the preceding thirty (30) consecutive days, no Event of Default has existed and Availability has been greater than the greater of (i) $16,000,000 or (ii) the Truck Formula Amount as of the last day of the most recent Fiscal Quarter.

Federal Funds Rate:  (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded, if necessary, to the nearest 1/100th of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

Fiscal Quarter:  each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year:  the fiscal year of US Concrete and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio:  the ratio, determined on a consolidated basis for US Concrete and Subsidiaries for the most recently ended trailing twelve month period, of (a) EBITDA minus Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans) to (b) Fixed Charges.

Fixed Charges:  the sum of cash interest expense, cash principal payments made on Borrowed Money (other than the Revolver Loans and Debt refinanced with Refinancing Debt), cash Distributions made, and cash federal income taxes paid net of any refunds (but in each case excluding amounts taken into account in determining EBITDA other than those specifically included by this definition).

FLSA:  the Fair Labor Standards Act of 1938, as amended.

Foreign Lender:  any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

Foreign Plan:  any employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary:  a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

Fronting Exposure:  a Defaulting Lender’s Pro Rata share of LC Obligations or Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 4.2.

Full Payment:  with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its Permitted Discretion, in the amount of required Cash Collateral).  No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

GAAP:  generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals:  all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority:  any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, judicial, investigative, regulatory or self-regulatory authority.

Guarantor Payment:  as defined in Section 5.10.3(b).

Guarantors:  Alberta Investments, Inc., a Texas corporation, American Concrete Products, Inc., a California corporation, Atlas Redi-Mix, LLC, a Texas limited liability company, Beall Concrete Enterprises, LLC, a Texas limited liability company, Beall Industries, Inc., a Texas corporation, Beall Investment Corporation, Inc., a Delaware corporation, Beall Management, Inc., a Texas corporation, Concrete Acquisition IV, LLC, a Delaware limited liability company, Concrete Acquisition V, LLC, a Delaware limited liability company, Concrete Acquisition VI, LLC, a Delaware limited liability company, Concrete XXXIV Acquisition, Inc., a Delaware corporation, Concrete XXXV Acquisition, Inc., a Delaware corporation, Concrete XXXVI Acquisition, Inc., a Delaware corporation, Hamburg Quarry Limited Liability Company, a New Jersey limited liability company, Master Mix Concrete, LLC, a New Jersey limited liability company, MG, LLC, a Maryland limited liability company, NYC Concrete Materials, LLC, a Delaware limited liability company, Redi-Mix Concrete, L.P., a Texas limited partnership, Redi-Mix, GP, LLC, a Texas limited liability company, Sierra Precast, Inc., a California corporation, Titan Concrete Industries, Inc., a Delaware corporation, USC Atlantic, Inc., a Delaware corporation, USC Management Co., LLC, a Delaware limited liability company, USC Payroll, Inc., a Delaware corporation, U.S. Concrete Texas Holdings, Inc., a Delaware corporation, and each other Person who guarantees payment or performance of any Obligations.

Guaranty:  the guaranty provided by each Guarantor hereunder, and each other guaranty agreement executed by a Guarantor in favor of Agent.

Guaranteed Obligations: as defined in Section 14.1.

Hedging Agreement:  any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.  For the avoidance of doubt, no Convertible Notes Document shall constitute a Hedging Agreement for purposes hereof.

Indemnified Taxes:  Taxes other than Excluded Taxes.

Indemnitees:  Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding:  any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property:  all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim:  any claim or assertion (whether in writing, by suit or otherwise) that an Obligor’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercreditor Agreement: means that certain Intercreditor Agreement dated as of August 31, 2010 by and among the Agent, the Convertible Notes Agent and the Obligors party thereto, as the same may be amended, replaced, renewed, supplemented or otherwise modified from time to time.

Interest Period:  as defined in Section 3.1.3.

Inventory:  as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Inventory Formula Amount:  the lesser of (i) 55% of the Value of Eligible Inventory, or (ii) 85% of the product of (A) NOLV Percentage multiplied by (B) Value of Eligible Inventory.

Inventory Reserve:  reserves established by Agent from time to time in its Permitted Discretion to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks (but no Inventory Reserve shall be established with respect to the NOLV Percentage of the Value of Eligible Inventory based on factors taken into account in determining the Net Orderly Liquidation Value of such Inventory).

Investment:  an Acquisition; an acquisition of record or beneficial ownership of any Equity Interests of a Person; or an advance or capital contribution to or other investment in a Person.

IP Assignment:  a collateral assignment or security agreement pursuant to which an Obligor assigns or grants a security interest in its interests in patents, trademarks or other intellectual property to Agent, as security for the Obligations.

IRS:  the United States Internal Revenue Service.

Issuing Bank:  Bank of America or any Affiliate of Bank of America, or any replacement issuer appointed pursuant to Section 2.2.4.

Issuing Bank Indemnitees:  Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

July 18, 2012 Inventory Appraisal:  that certain appraisal of the Inventory of US Concrete, by Hilco Appraisal Services, LLC, with a report date of July 18, 2012.

June 8, 2012 Equipment Appraisal:  that certain appraisal of the Equipment of US Concrete, by Hilco Appraisal Services, LLC, with a report date of June 8, 2012.

LC Application:  an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

LC Conditions:  the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the LC Obligations do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, and (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit; (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the purpose and form of the proposed Letter of Credit is satisfactory to Agent and Issuing Bank in their discretion.

LC Documents:  all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with any Letter of Credit.

LC Obligations:  the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; and (b) the stated amount of all outstanding Letters of Credit.

LC Request:  a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

LC Reserve:  the aggregate of all LC Obligations, other than those that have been Cash Collateralized by Borrowers.

Lender Indemnitees:  Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders:  as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office:  the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Letter of Credit:  any standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower.

Letter of Credit Subline:  $30,000,000.

LIBOR:  for any Interest Period for a LIBOR Loan, the per annum rate of interest (rounded, if necessary, to the nearest 1/100th of 1%) determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is unavailable for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Agent’s London branch to major banks in the London interbank Eurodollar market.  If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

LIBOR Loan:  each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

LIBOR Revolver Loan:  a Revolver Loan that bears interest based on LIBOR.

License:  any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor:  any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien:  any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, leases, or other title exception or encumbrance.

Lien Waiver:  an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan:  a Revolver Loan.

Loan Documents:  this Agreement, Other Agreements and Security Documents.

Loan Year:  each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

Margin Stock:  as defined in Regulation U of the Board of Governors.

Material Adverse Effect:  the effect of any event or circumstance that, taken in conjunction with other events or circumstances, (a) has a material adverse effect on the business, operations, Properties, or condition (financial or otherwise) of any Obligor, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any material portion of the Collateral; (b) creates a material impairment on the ability of an Obligor to perform its obligations under the Loan Documents, including repayment of any Obligations; or (c) has a material adverse effect on the ability of Agent or any Lender to enforce or collect the Obligations or to realize upon any material portion of the Collateral.

Material Contract:  any agreement or arrangement to which an Obligor or Subsidiary is party (other than the Loan Documents) (a) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; (b) that relates to the Convertible Notes; (c) that relates to Subordinated Debt; or (d) that relates to Debt in an aggregate amount of $5,000,000 or more.

Moody’s:  Moody’s Investors Service, Inc., and its successors.

Mortgage:  a mortgage, deed of trust or deed to secure debt in which an Obligor grants a Lien on its Real Estate to Agent, as security for the Obligations.

Multiemployer Plan:  any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor, Subsidiary or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions with respect to which an Obligor or Subsidiary could incur liability.

Net Income: for any period the consolidated net income (or loss) of US Concrete and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with US Concrete or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which US Concrete or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by US Concrete or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Applicable Law applicable to such Subsidiary.

Net Orderly Liquidation Value: the net orderly liquidation value of Trucks or Inventory, as the case may be, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent Appraisal of Borrowers’ Inventory or Trucks, as applicable, performed by an appraiser and on terms satisfactory to Agent in its Permitted Discretion.

Net Proceeds:  with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by an Obligor or a Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien (other than a Lien contractually subordinated to Agent’s Lien) on Collateral sold (or applied to fund a mandatory cash collateral or escrow account in respect of such Debt to the extent such repayment or cash collateral or escrow account funding is required in connection with such sale); (c) transfer or similar taxes; and (d)  reserves for indemnities, taxes and purchase price adjustments, until such reserves are no longer needed.

NOLV Percentage:  (i) the Net Orderly Liquidation Value of Trucks or Inventory, as the case may be, divided by (ii) the Value of Trucks or Inventory, as applicable, expressed as a percentage, as determined from the most recent Appraisal of Borrower’s Inventory or Trucks, as applicable.

Notice of Borrowing:  a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Revolver Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation:  a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as LIBOR Loans, in form satisfactory to Agent.

Obligations:  all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor:  each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

Ordinary Course of Business:  the ordinary course of business of any Obligor or Subsidiary, consistent with past practices or modifications to such practices consistent with the practices of similarly situated Persons in the same industry of established reputation, and undertaken in good faith.

Organic Documents:  with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA:  the Occupational Safety and Hazard Act of 1970.

Other Agreement:  each LC Document, fee letter, Lien Waiver, Intercreditor Agreement, Real Estate Related Document, Borrowing Base Certificate, Compliance Certificate, Borrower Materials, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Other Taxes:  all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Overadvance:  as defined in Section 2.1.5.

Overadvance Loan:  a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Participant:  as defined in Section 13.2.1.

Patriot Act:  the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item:  each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBGC:  the Pension Benefit Guaranty Corporation.

Pension Plan:  any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor, Subsidiary or ERISA Affiliate or to which the Obligor, Subsidiary or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Acquisition:  any Acquisition as long as (a) no Default or Event of Default exists or is caused thereby; (b) the Acquisition is consensual; (c) the assets, business or Person being acquired is useful or engaged in the business of Borrowers and Subsidiaries, or a business that is similar, related, incidental, complementary or corollary thereto or a reasonable extension thereof, and is located or organized within the United States; (d) in the case of an Acquisition in which the purchase price exceeds $5,000,000, other than as specified in the last sentence of the definition of “Borrowing Base,” prior to inclusion of the Accounts, Inventory and Trucks acquired in connection with such Acquisition in the determination of the Borrowing Base, the Agent shall have conducted an Appraisal of such Inventory and, if required by the Agent, of such Trucks, and Agent shall have conducted an audit and field examination of such Accounts, in each case to Agent’s satisfaction, Agent shall have implemented any applicable reserves in accordance with the provisions of the Loan Documents, and all appropriate lien filings and collateral documentation have been duly completed, executed and delivered to the Agent; (e) no Obligor shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected to have a Material Adverse Effect; (f) if such Acquisition is an Acquisition of the Equity Interests of a Person, such Acquisition (i) is structured so that the acquired Person shall become a wholly-owned subsidiary of a Borrower  pursuant to the terms of this Agreement, and (ii) will not result in any violation of Regulation U; (g) no Debt or Liens are incurred, assumed or result from the Acquisition, except Debt permitted under Section 10.2.1 and Liens permitted under Section 10.2.2; (h) Availability determined on a pro forma basis immediately before and after giving effect to the Acquisition is at least $20,000,000; (i) the Fixed Charge Coverage Ratio, determined on a pro forma basis immediately after giving effect to the Acquisition for the most recent trailing twelve month period, is not less than 1.0 to 1.0, whether or not a Trigger Period exists; and (j) in the case of an Acquisition in which the purchase price exceeds $5,000,000, Borrowers deliver to Agent, at least 10 Business Days prior to the Acquisition, current drafts of all material agreements relating thereto (and subsequent thereto any changes thereto) and a certificate, in form and substance satisfactory to Agent, stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.

Permitted Asset Disposition:  as long as no Default or Event of Default exists and all Net Proceeds are remitted to Agent, any Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Property that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $15,000,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) the termination of any lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (e) a disposition of non-core assets acquired in a Permitted Acquisition; provided such disposition shall be made for fair market value if and only if the fair market value of the non-core assets subject to such disposition exceeds $100,000; (f) a sale, transfer or disposition of an account receivable in connection with the compromise, settlement or collection thereof in the Ordinary Course of Business and in accordance with regular collection procedures; (g) a disposition of cash or Cash Equivalents; (h) a sale, transfer or disposition of Real Estate that is no longer necessary in or useful to the business of US Concrete or any of its Subsidiaries in the Ordinary Course of Business; (i) a disposition resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property of US Concrete or any Subsidiary; (j) a true lease or sublease of Real Estate in the Ordinary Course of Business and in accordance with the Security Documents; (k) a lease (as lessee or lessor), sublease, non-exclusive license (as licensee or licensor) or sublicense of real or personal property and a termination of such lease or license, in each case, in the Ordinary Course of Business and in accordance with the Security Documents; (l) an expiration or abandonment of Intellectual Property in the Ordinary Course of Business; or (m) approved in writing by Agent and Required Lenders.

Permitted Consignment Inventory:  as defined in Section 8.3.3.

Permitted Contingent Obligations:  Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification and purchase price adjustment obligations in favor of purchasers or sellers in connection with dispositions or acquisitions of Property permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $1,000,000 or less at any time.

Permitted Discretion:  a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured, asset-based lender).

Permitted Lien:  as defined in Section 10.2.2.

Permitted Purchase Money Debt:  Purchase Money Debt of Obligors and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount outstanding at any one time does not exceed the greater of $30,000,000 or 15% of Consolidated Net Tangible Assets.

Person:  any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Plan:  any employee benefit plan (as defined in Section 3(3) of ERISA) established and currently maintained by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Platform:  as defined in Section 15.3.3.

Prime Rate:  the rate of interest announced by Bank of America from time to time as its prime rate.  Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

Pro Rata:  with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

Properly Contested:  with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment will not have a Material Adverse Effect and will not result in forfeiture or sale of any Accounts, Inventory or Trucks of the Obligor; (e) no Lien is imposed on any Accounts, Inventory or Trucks of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property:  any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances:  as defined in Section 2.1.6.

Purchase Money Debt:  (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within ninety (90) days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof (or the cost of design, construction, installation or improvement of such assets); and (c) any renewals, extensions or refinancings thereof (but excluding increases other than the amount of accrued and unpaid interest thereon and fees, costs, expenses and premiums incurred in connection therewith).

Purchase Money Lien:  a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt (and improvements, repairs, additions, attachments and accessions thereto, parts, replacements and substitutions therefor, and products and proceeds thereof) and constituting a Capital Lease or a purchase money security interest under the UCC.

RCRA:  the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate:  all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Refinancing Conditions:  the following conditions for Refinancing Debt:  (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced (plus the amount of accrued and unpaid interest thereon and fees, costs, expenses and premiums incurred in connection therewith); provided, however, that in the case of Refinancing Debt in respect of the Convertible Notes, the principal amount of such Refinancing Debt may be in an aggregate amount (together with any remaining secured outstanding obligations under the Convertible Notes after giving effect to such Refinancing Debt) of up to (but not in excess of) $75,000,000, provided that in connection with entering into such Refinancing Debt the ABL Cap Amount (as defined in the Intercreditor Agreement) is increased to at least 110% of the aggregate Revolver Commitments or is eliminated; (b) it has a final maturity no sooner than, and a weighted average life no less than, the Debt being extended, renewed or refinanced; (c) it has a market rate of interest; (d) in the case of Refinancing Debt in respect of the Convertible Notes, it has a maturity date of not sooner than October 1, 2015; (e) if applicable, it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (f) the representations, covenants and defaults applicable to it, taken as a whole, are not materially less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced; (g) no additional Lien is granted to secure it and, in the case of Refinancing Debt in respect of the Convertible Notes, the respective Lien priorities in the Collateral in favor of Agent, for the benefit of the Secured Parties, and in favor of the holders of such Refinancing Debt shall be the same as currently provided in the Intercreditor Agreement as in effect on the Closing Date (i.e., the scope of the ABL Priority Collateral and priority of Agent’s Lien therein shall not change) or shall be more favorable to Agent and Secured Parties than as in effect on the Closing Date, and either the Intercreditor Agreement as in effect on the Closing Date remains in effect or satisfactory intercreditor documents between Agent and the holders of such Refinancing Debt  (or a trustee, agent or other representative on their behalf) shall have been agreed to by Agent; (h) no additional Person is obligated on such Debt; and (i) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt:  Borrowed Money that is the result of an extension, renewal, refinancing, replacement, refunding, exchange or conversion of Debt permitted under Section 10.2.1(b), (d), (f) or (h), and in the case of the Convertible Notes, includes increases from time to time in the principal amount of the Convertible Notes (even if no extension, renewal, refinancing, replacement, refunding, exchange or conversion of the existing Convertible Notes occurs) to the extent such increases are in compliance with the provisions of the definition of the term “Refinancing Conditions”.

Reimbursement Date:  as defined in Section 2.2.2(a).

Related Real Estate Documents:  with respect to any Real Estate subject to a Mortgage, the following, in form and substance satisfactory to Agent and received by Agent for review at least 15 days prior to the effective date of the Mortgage:  (a) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may require with respect to other Persons having an interest in the Real Estate; and (b) an Environmental Agreement and such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Real Estate.

Rent and Charges Reserve:  a reserve established in Agent’s Permitted Discretion equal to the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) commencing 45 days after the Closing Date (or such longer period as the Agent may determine in its Permitted Discretion), a reserve at least equal to three months rent and other charges that could be payable to any such Person (or such other amount as determined by Agent in its Permitted Discretion), unless it has executed a Lien Waiver.

Report:  as defined in Section 12.2.3.

Reportable Event:  any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Lenders:  subject, in each case to Section 4.2, (a) if there are two or less Lenders, all Lenders, and (b) if there are two or more Lenders, at least two Lenders, which together have (i) Revolver Commitments in excess of 50% of the aggregate Revolver Commitments, and (ii) if the Revolver Commitments have terminated, Loans in excess of 50% of all outstanding Loans; provided, however, that, in each case the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation.

Required Reserve Notice:  (a) so long as no Event of Default has occurred and is continuing, at least three days’ advance notice to Borrower Agent (or in the case of the definition of Convertible Notes Availability Reserve, at least five days’ advance notice to Borrower Agent), (b) if an Event of Default has occurred and is continuing, one days’ advance notice to Borrower Agent; and (c) if determined to be appropriate by the Agent in its Permitted Discretion to protect the interests of the Lenders, no advance notice to Borrower Agent.

Reserve Percentage:  the reserve percentage (expressed as a decimal, rounded if necessary, to the nearest 1/100th of 1%) applicable to member banks under regulations issued by the Board of Governors for determining the maximum reserve requirement for Eurocurrency liabilities.

Restricted Investment:  any Investment by an Obligor or Subsidiary, other than (a) Investments in Subsidiaries existing on the Closing Date and Subsidiaries (other than Foreign Subsidiaries) established thereafter in accordance with Section 10.1.9; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.6; (d) Permitted Acquisitions; (e) Investments of any Person at the time such Person becomes a Subsidiary of a Borrower or consolidates or merges with a Borrower (including in connection with a Permitted Acquisition) as long as such Investments were not made in contemplation of such Person becoming a Subsidiary of such Borrower or of such merger or consolidation; (f) Investments in existence on the date of this Agreement and described in Schedule 1.1(a) and any extensions, replacements or renewals thereof which do not result in an increase in the amount thereof; (g) notes payable, or stock or other securities issued by Account Debtors to an Obligor pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the Ordinary Course of Business; (h) Investments received in connection with the dispositions of assets permitted by Section 10.2.5; (i) Investments constituting deposits described in Section 10.2.2(e); (j) earnest money required in connection with and to the extent permitted by Permitted Acquisitions; and (k) other Investments not to exceed in the aggregate $5,000,000 at any time outstanding.

Restrictive Agreement:  an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Commitment:  for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, as hereafter modified pursuant to an Assignment and Acceptance to which it is a party.  “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

Revolver Loan:  a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Revolver Termination Date:  July 1, 2015.

Royalties:  all royalties, fees, expense reimbursement and other amounts payable by an Obligor under a License.

S&P:  Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors.

Secured Bank Product Obligations:  Debt, obligations and other liabilities with respect to Bank Products owing by an Obligor or Subsidiary to a Secured Bank Product Provider.

Secured Bank Product Provider:  (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, within 10 days following the later of the Closing Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.

Secured Parties:  Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Security Documents:  the Guaranties, Mortgages, IP Assignments, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer:  the chairman of the board, president, chief executive officer, chief financial officer, or vice president of finance, controller, treasurer or similar officer of a Borrower or, if the context requires, an Obligor.

Settlement Report:  a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Solvent:  as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Subordinated Debt:  Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

Subsidiary:  shall mean, (i) as to any Obligor, any Person in which more than fifty percent (50%) of all voting securities or Equity Interests is owned directly or indirectly by such Obligor or one or more of its Subsidiaries, and (ii) as to any other Person, any Person in which more than fifty percent (50%) of all voting securities or Equity Interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries.

Swingline Loan:  any Borrowing of Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

Taxes:  all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Tax Amount: the amount established by Agent from time to time in its Permitted Discretion for the amount of all the Borrowers’ accrued and unpaid sales, use, fuel and excise taxes.

Transferee:  any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Trigger Period:  the period (a) commencing on the day that an Event of Default occurs, or Availability is less than $20,000,000 at any time; and (b) continuing until the first date on which during the preceding thirty (30) consecutive days, no Event of Default has existed and Availability has been greater than or equal to $20,000,000 at all times.

Truck Appraisal Date: each date on which the Agent receives an Appraisal calculating the Net Orderly Liquidation Value of all Eligible Trucks.

Truck Formula Amount: the lesser of (i) $20,000,000 or (ii) the sum of (w) 85% of the Net Orderly Liquidation Value of Eligible Trucks as of the latest Truck Appraisal Date, plus (x) 80% of the cost of Eligible Trucks (net of any discounts, rebates or credits and excluding any fees, expenses, sales taxes, other taxes and delivery charges) acquired since the latest Truck Appraisal Date minus (y) 85% of the Net Orderly Liquidation Value of Eligible Trucks that have been sold since the latest Truck Appraisal Date, minus (z) 85% of the Depreciation Amount applicable to Eligible Trucks.

Trucks: with respect to each Borrower, the ready-mix concrete trucks and the mixing drums affixed thereto owned by such Borrower.

Type:  any type of a Loan (i.e., Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.

UCC:  the Uniform Commercial Code as in effect in the State of Texas or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unfunded Pension Liability:  the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

Upstream Payment:  a Distribution by a Subsidiary of a Borrower to such Borrower.

Value:  (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis or average cost basis consistent with the most recent audited financial statements of the Borrowers, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

1.2. Accounting Terms.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with generally accepted accounting principles in effect in the United States applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by such generally accepted accounting principles if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and Sections 10.2 and 10.3 are amended in a manner satisfactory to Required Lenders and Borrower Agent to take into account the effects of the change.

1.3. Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of Texas from time to time:  “As-Extracted Collateral,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4. Certain Matters of Construction.  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.”  The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Agent’s notice address under Section 15.3.1; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole discretion of such Person exercised in good faith.  All references to Value, Borrowing Base components, Loans, Letters of Credit, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and (subject to Section 1.2) all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP).  Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  A reference to Borrowers’ “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

SECTION 2.	CREDIT FACILITIES

2.1.   Revolver Commitment.

2.1.1. Revolver Loans. Each Lender hereby agrees, subject to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date.  The Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall Lenders have any obligation to honor a request for a Revolver Loan if the unpaid balance of Revolver Loans outstanding at such time (including the requested Loan) would exceed the Borrowing Base.

2.1.2. Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, Borrowers shall deliver to such Lender a promissory note evidencing its Revolver Loans.

2.1.3. Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for lawful corporate purposes of Borrowers, including working capital.

2.1.4. Voluntary Reduction or Termination of Revolver Commitments.

(a)           The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement.  Upon at least 5 Business Days’ prior written notice to Agent, Borrowers may, at their option, terminate the Revolver Commitments and this credit facility.  Any notice of termination given by Borrowers shall be irrevocable.  On the termination date, Borrowers shall make Full Payment of all Obligations.

(b)           Borrowers may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Lender, upon at least 5 Business Days’ prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given.  Each reduction (in the aggregate for all Lenders) shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.

2.1.5. Overadvances.  If the aggregate Revolver Loans exceed the Borrowing Base (“Overadvance”) at any time, the excess amount shall be payable by Borrowers on demand by Agent, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, either if (a)  no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days and (ii) the Overadvance is not known by Agent to exceed $8,000,000, or (b) regardless of whether an Event of Default exists, Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $800,000, and (ii) does not continue for more than 30 consecutive days.  In no event shall Overadvance Loans be required that would cause the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments.  Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby.  In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6. Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate amount of $8,000,000 outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations, as long as such Loans do not cause the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses.  Each Lender shall participate in each Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke Agent’s authority to make further Protective Advances under clause (a) by written notice to Agent.  Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.1.7. Increase in Revolver Commitments.  Borrowers may request an increase in Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as existing Revolver Commitments, except for a closing fee specified by Agent, (b) increases under this Section 2.1.7 do not exceed $45,000,000 in the aggregate and no more than three increases are made, (c) no reduction in Revolver Commitments pursuant to Section 2.1.4 has occurred prior to the requested increase, (d) the Convertible Notes shall have been amended, replaced, renewed, refunded, refinanced, exchanged, converted, supplemented, repurchased, defeased, acquired or otherwise modified or retired (i) with the effect of extending the maturity date thereof until October 1, 2015 and (ii) otherwise in compliance with Section 10.2.18(b), and (e) the requested increase does not cause (i) the Revolver Commitments to exceed an amount that is $10,000,000 less than any applicable cap under the Intercreditor Agreement or any intercreditor agreement relating to any Refinancing Debt refinancing or refunding the Convertible Notes, or (ii) this Agreement to cease being an “ABL Agreement” pursuant to the Intercreditor Agreement or enjoy similar rights and benefits under any intercreditor agreement relating to any Refinancing Debt refinancing or refunding the Convertible Notes, or (iii) the Revolver Commitments to cease being “Permitted Indebtedness” under the Convertible Notes Agreement or under any comparable agreement relating to any Refinancing Debt refinancing or refunding the Convertible Notes.  Agent shall promptly notify the Lenders of the requested increase and, within ten (10) Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Revolver Commitment.  Any Lender not responding within such period shall be deemed to have declined an increase.  If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Revolver Commitments and become Lenders hereunder.  Agent may allocate, in consultation with Borrower Agent, the increased Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees.  Provided the conditions set forth in Section 6.2 are satisfied, total Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following Borrowers’ increase request.  Agent, Obligors, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Revolver Commitments.  On the effective date of an increase, all outstanding Revolver Loans, LC Obligations and other exposures under the Revolver Commitments shall be reallocated among Lenders, and settled by Agent if necessary, in accordance with Lenders’ adjusted shares of such Revolver Commitments.  In no event shall the provisions of this Section 2.1.7 or any other provision of this Agreement or any other Loan Document be deemed to create any obligation on the part of any Lender to agree to any increase in the Revolver Commitments and Borrowers agree that any such increase shall be at the sole option of each Lender.

2.2. Letter of Credit Facility.

2.2.1. Issuance of Letters of Credit. Issuing Bank shall issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a) Each Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender.  If, in sufficient time to act, Issuing Bank receives written notice from Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit.  Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b) Letters of Credit may be requested by a Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent.  The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority.  The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.  Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the gross negligence or willful misconduct of agents and attorneys-in-fact selected with reasonable care.

2.2.2. Reimbursement; Participations.

(a) If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers.  The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary.  Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit.  If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment.  Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c) The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations.  Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents.  Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor.  Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d) No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of its gross negligence or willful misconduct.  Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions from Required Lenders.

2.2.3. Cash Collateral.  If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Commitment Termination Date, or (d) within 20 Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations.  Borrowers shall, on demand by Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender.  If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.2.4. Resignation of Issuing Bank.  Issuing Bank may resign at any time upon notice to Agent and Borrowers.  On and after the effective date of such resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and other obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date.  Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to Borrowers.

SECTION 3.	INTEREST, FEES AND CHARGES

3.1. Interest.

3.1.1. Rates and Payment of Interest.

(a) The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus 1.50%; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus 2.75%; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus 1.50%.

(b) During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment).  Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c) Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers.  Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2. Application of LIBOR to Outstanding Loans.

(a) Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan.  During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.

(b) Whenever Borrowers desire to convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date.  Promptly after receiving any such notice, Agent shall notify each Lender thereof.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified).  If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.3. Interest Periods.  In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60, 90 or 180 days; provided, however, that:

(a) the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b) if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c) no Interest Period shall extend beyond the Revolver Termination Date.

3.1.4. Interest Rate Not Ascertainable.  If Agent shall determine that on any date for determining LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrowers of such determination.  Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make LIBOR Loans shall be suspended, and no further Loans may be converted into or continued as LIBOR Loans.

3.2. Fees.

3.2.1. Unused Line Fee.  Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to a per annum rate equal to 0.375%, times the amount by which the Revolver Commitments, minus the Convertible Notes Availability Reserve for the period when in place, exceed the average daily balance of Revolver Loans and stated amount of Letters of Credit during any month.  Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2. LC Facility Fees.  Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to 2.75% per annum times the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred.  During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3. Fee Letters.  Borrowers shall pay all fees set forth in any fee letter executed in connection with this Agreement.

3.3. Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrowers under Section 3.4, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4. Reimbursement Obligations.  Borrowers shall reimburse Agent for all Extraordinary Expenses.  Borrowers shall also reimburse Agent for all reasonable legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party.  Unless specifically provided for otherwise in this Agreement or any other Loan Document, amounts payable under clauses (a) and (b) of the preceding sentence shall be limited to out-of-pocket amounts paid by the Agent.  All legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates, after giving effect to any applicable reduced or alternative fee billing arrangements that Agent may have with such professionals with respect to this transaction.  All amounts payable by Borrowers under this Section shall be due five (5) Business Days after demand.

3.5. Illegality.  If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist.  Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans.  Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6. Inability to Determine Rates.  If Required Lenders notify Agent in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Borrower Agent and each Lender.  Thereafter, the obligation of Lenders to make or maintain LIBOR Loans shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice.  Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.7. Increased Costs; Capital Adequacy.

3.7.1. Change in Law  If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;

(b) subject any Lender or Issuing Bank to any Tax with respect to any Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank); or

(c) impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit, participation in LC Obligations, or Commitment;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any Loan or Commitment, or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2. Capital Adequacy. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3. Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8. Mitigation; Replacement of Lenders under Certain Circumstances. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful.  Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.  Borrowers shall be permitted to replace any Lender that gives a notice under Section 3.5 or 3.6 or requests compensation under Section 3.7, or if Borrowers are required to pay additional amounts with respect to a Lender under Section 5.9, with a replacement lender; provided that (i) no Event of Default shall have occurred and be continuing at the time of such replacement, (ii) the replacement lender shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iii) the replacement lender, if not an Eligible Assignee, shall be satisfactory to the Agent, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.3, (v) the Borrowers shall pay all additional amounts (if any) required pursuant to Section 3.5 or 3.7, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Agent or any other Lender shall have against the replaced Lender.

3.9. Funding Losses. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (c) Borrowers fail to repay a LIBOR Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 3.8 or 13.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all resulting losses and expenses, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds.  Lenders shall not be required to purchase Dollar deposits in any interbank or offshore Dollar market to fund any LIBOR Loan, but this Section shall apply as if each Lender had purchased such deposits.

3.10. Maximum Interest.  Regardless of any provision contained in any of the Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent or any Lender pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law (the “Maximum Rate”).  No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Agent of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by any Obligor of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Agent or Lenders to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as “Interest”) in excess of the Maximum Rate and in no event shall any Obligor be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel any Obligor to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate.  If any Interest is charged or received with respect to the Obligations in excess of the Maximum Rate (“Excess”), each Obligor stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to the Obligors, it being the intent of the parties hereto not to enter into an usurious or otherwise illegal relationship.  The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and neither Agent nor any Lender intends to collect any unearned Interest in the event of any such acceleration.  Each Obligor recognizes that, with fluctuations in the rates of interest set forth in this Agreement, and the Maximum Rate, such an unintentional result could inadvertently occur.  All monies paid to Agent or any Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by Applicable Law.  By the execution of this Agreement, each Obligor covenants that (i) the credit or return of any Excess shall constitute the acceptance by each Obligor of such Excess, and (ii) each Obligor shall not seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate.  For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all Interest at any time contracted for, charged or received from any Obligor in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations.  Obligors, Agent and Lenders shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof.  The provisions of this Section 3.10 shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein).  All such Loan Documents and communications relating to any Interest owed by any Obligor and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by the Obligors, and by any court considering the same, to give effect to the adjustments or credits required by this Section 3.10.

SECTION 4.	LOAN ADMINISTRATION

4.1. Manner of Borrowing and Funding Revolver Loans.

4.1.1. Notice of Borrowing.

(a) Whenever Borrowers desire funding of a Borrowing of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing.  Such notice must be received by Agent no later than 2:00 p.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans.  Notices received after 2:00 p.m. shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Loans or LIBOR Loans, and (D) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified).

(b) Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for Base Rate Revolver Loans on the due date, in the amount of such Obligations.  The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation.  In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(c) If Borrowers maintain any disbursement account with Agent or any Affiliate of Agent, then presentation for payment of any Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Revolver Loan on the date of such presentation, in the amount of the Payment Item.  The proceeds of such Revolver Loan may be disbursed directly to the disbursement account.

4.1.2. Fundings by Lenders.  Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder.  Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 3:00 p.m. on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of LIBOR Loans.  Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 4:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower Agent.  Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers.  If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.3. Swingline Loans; Settlement.

(a) Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $10,000,000, unless the funding is specifically required to be made by all Lenders hereunder.  Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account.  The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b) Settlement of Swingline Loans and other Revolver Loans among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly),  in accordance with the Settlement Report delivered by Agent to Lenders.  Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary.  Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.  If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in such Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

4.1.4. Notices.  Borrowers may request, convert or continue Loans, select interest rates and transfer funds based on telephonic or e-mailed instructions to Agent.  Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs materially from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.2. Defaulting Lender.

4.2.1. Reallocation of Pro Rata Share; Amendments.  For purposes of determining Lenders’ obligations to fund or participate in Loans or Letters of Credit, Agent may exclude the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata shares.  A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 15.1.1(c).

4.2.2. Payments; Fees.  Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full.  Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s Fronting Exposure, or readvance the amounts to Borrowers hereunder.  A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1.  If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders.  Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3. Cure.  Borrowers, Agent and Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender.  At such time, Pro Rata shares shall be reallocated without exclusion of such Lender’s Commitments and Loans, and all outstanding Revolver Loans, LC Obligations and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata shares.  Unless expressly agreed by Borrowers, Agent and Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender.  The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

4.3. Number and Amount of LIBOR Loans; Determination of Rate.  Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $1,000,000, plus any increment of $500,000 in excess thereof.  No more than ten (10) Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose.  Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4. Borrower Agent.  Each Borrower hereby designates US Concrete (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender.  Borrower Agent hereby accepts such appointment.  Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower.  Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower.  Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents.  Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5. One Obligation. The Loans, LC Obligations and other Obligations constitute one general obligation of Borrowers and are secured by Agent’s Lien on all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6. Effect of Termination.  On the effective date of the termination of all Commitments, the outstanding Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services).  Until Full Payment of the outstanding Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents.  Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from the dishonor or return of any Payment Items previously applied to the Obligations.  Sections 3.4, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.

SECTION 5.	PAYMENTS

5.1. General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 1:00 p.m. on the due date.  Any payment after such time shall be deemed made on the next Business Day.  Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9.  Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the outstanding Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

5.2. Repayment of Revolver Loans.  Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder.  Revolver Loans may be prepaid from time to time, without penalty or premium.  Concurrently with (a) any Asset Disposition of ABL Priority Collateral (i) that occurs during a Trigger Period or the immediate effect of which disposition will be the commencement of a Trigger Period or (ii) which disposition is not permitted by the provisions of this Agreement or (b) any other Asset Disposition of (i) Trucks that have a fair market or book value (whichever is more) of at least $1,000,000 or (ii) Inventory that has a fair market or book value (whichever is more) of at least $1,000,000, or (iii) Accounts that have a fair  market or book value (whichever is more) of at least $250,000, Borrowers shall prepay Revolver Loans in an amount equal to the Net Proceeds of such Asset Disposition, provided that any such prepayment shall not waive any Default or Event of Default otherwise arising under this Agreement due to such Asset Disposition.  Subject to Section 2.1.5, notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the Borrowing Base.

5.3. Payment of Other Obligations.  Obligations other than Loans and LC Obligations, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, within five (5) Business Days of demand.

5.4. Marshaling; Payments Set Aside.  None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations.  If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.5. Application and Allocation of Payments.

5.5.1. Application. Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (c) third, to other Obligations specified by Borrowers; and (d) fourth, as determined by Agent in its Permitted Discretion.

5.5.2. Post-Default Allocation.  Notwithstanding anything in any Loan Document to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral (subject to the Intercreditor Agreement), setoff or otherwise, shall be allocated as follows:

(a) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b) second, to all amounts owing to Agent on Swingline Loans;

(c) third, to all amounts owing to Issuing Bank;

(d) fourth, to all Obligations constituting fees (other than Secured Bank Product Obligations);

(e) fifth, to all Obligations constituting interest (other than Secured Bank Product Obligations);

(f) sixth, to Cash Collateralization of LC Obligations;

(g) seventh, to all Loans, and to Secured Bank Product Obligations arising under Hedging Agreements (including Cash Collateralization thereof) up to the amount of reserves existing therefor;

(h) eighth, to all other Secured Bank Product Obligations; and

(i) last, to all remaining Obligations.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of all preceding categories.  If amounts are insufficient to satisfy a category, Obligations in the category shall be paid on a pro rata basis.  Amounts distributed with respect to any Secured Bank Product Obligation shall be calculated using the methodology reported to Agent for such Obligation (but no greater than the maximum amount reported to Agent).  Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from the applicable Secured Bank Product Provider.  If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero.  The allocations set forth in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement among them without the consent of any Obligor.  This Section is not for the benefit of or enforceable by any Obligor, and each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.

5.5.3. Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.6. Dominion Account.  The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, during any Trigger Period.  If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists.

5.7. Account Stated. The Agent shall maintain in accordance with its usual and customary practices account(s) evidencing the Debt of Borrowers hereunder.  Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder.  Entries made in a loan account shall constitute presumptive evidence of the information contained therein.  If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.8. Taxes.

5.8.1. Payments Free of Taxes. All payments by Obligors of Obligations shall be free and clear of and without reduction for any Taxes.  If Applicable Law requires any Obligor or Agent to withhold or deduct any Tax (including backup withholding or withholding Tax), the withholding or deduction shall be based on information provided pursuant to Section 5.9 and Agent shall pay the amount withheld or deducted to the relevant Governmental Authority.  If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrowers shall be increased so that Agent, Lender or Issuing Bank, as applicable, receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made.  Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.8.2. Payment.  Borrowers shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Agent, Lenders and Issuing Bank for any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section but excluding any amounts directly attributable to such indemnitee’s gross negligence or willful misconduct) withheld or deducted by any Obligor or Agent, or paid by Agent, any Lender or Issuing Bank, with respect to any Obligations, Letters of Credit or Loan Documents, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and reasonable expenses relating thereto, as well as any amount that a Lender or Issuing Bank fails to pay indefeasibly to Agent under Section 5.9.  A certificate as to the amount of any such payment or liability delivered to Borrower Agent by Agent, or by a Lender or Issuing Bank (with a copy to Agent), shall be conclusive, absent manifest error.  As soon as practicable after any payment of Taxes by a Borrower, Borrower Agent shall deliver to Agent a receipt from the Governmental Authority or other evidence of payment satisfactory to Agent.

5.9. Lender Tax Information.

5.9.1. Status of Lenders. Each Lender shall deliver documentation and information to Agent and Borrower Agent, at the times and in form required by Applicable Law or reasonably requested by Agent or Borrower Agent, sufficient to permit Agent or Borrowers to determine (a) whether or not payments made with respect to Obligations are subject to Taxes, (b) if applicable, the required rate of withholding or deduction, and (c) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

5.9.2. Documentation.  If a Borrower is resident for tax purposes in the United States, any Lender that is a “United States person” within the meaning of section 7701(a)(30) of the Code shall deliver to Agent and Borrower Agent IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent to determine whether such Lender is subject to backup withholding or information reporting requirements.  If any Foreign Lender is entitled to any exemption from or reduction of withholding tax for payments with respect to the Obligations, it shall deliver to Agent and Borrower Agent, on or prior to the date on which it becomes a Lender hereunder (and from time to time thereafter upon request by Agent or Borrower Agent, but only if such Foreign Lender is legally entitled to do so), (a) IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) IRS Form W-8ECI; (c) IRS Form W-8IMY and all required supporting documentation; (d) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, IRS Form W-8BEN and a certificate showing such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code; or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding tax, together with such supplementary documentation necessary to allow Agent and Borrowers to determine the withholding or deduction required to be made.

5.9.3. Lender Obligations.  Each Lender and Issuing Bank shall promptly notify Borrowers and Agent of any change in circumstances that would change any claimed Tax exemption or reduction.  Each Lender and Issuing Bank shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Borrowers and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against a Borrower or Agent by any Governmental Authority due to such Lender’s or Issuing Bank’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section.  Each Lender and Issuing Bank authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to such Lender or Issuing Bank under any Loan Document.

5.10. Nature and Extent of Each Borrower’s Liability.

5.10.1. Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents.  Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.10.2. Waivers.

(a) Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower.  Each Borrower waives all defenses available to a surety, guarantor or accommodation co-Obligor other than Full Payment of all Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of any Obligations as long as it is a Borrower.  It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit.  Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Agent may, in its discretion, pursue such rights and remedies as it deems appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.10.  If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had.  Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person.  Agent or any Lender may bid all or a portion of the Obligations at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.10.3. Extent of Liability; Contribution.

(a) Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.10 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.

(b) If any Borrower makes a payment under this Section 5.10 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.10 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c) Nothing contained in this Section 5.10 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.  Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such Borrower.

5.10.4. Joint Enterprise.  Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically.  Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group.  Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage.  Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.10.5. Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

SECTION 6.	CONDITIONS PRECEDENT

6.1. Conditions Precedent to Initial Loans.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a) Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b) The Intercreditor Agreement shall be in full force and effect with respect to relative priority of the Liens securing the Obligations and the obligations under the Convertible Notes and the other matters set forth therein.

(c) Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, except with respect to Trucks, and except with respect to Liens that are not required under this Agreement and the other Loan Documents to be perfected, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(d) Agent shall have received the Related Real Estate Documents for all Real Estate subject to a Mortgage.

(e) Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox, in form and substance, and with financial institutions, satisfactory to Agent.

(f) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(g) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(h) Agent shall have received a written opinion of Akin Gump Strauss Hauer & Feld LLP, as well as any local counsel to Borrowers or Agent, in form and substance satisfactory to Agent.

(i) Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(j) Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrowers, all in compliance with the Loan Documents.

(k) Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results satisfactory to Agent.  No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since December 31, 2011.

(l) Agent shall have received financial projections of Borrowers, in form and substance satisfactory to Agent, evidencing Borrowers’ ability to comply with all financial covenants under this Agreement.

(m) Agent shall have received a certificate (in form and substance satisfactory to Agent in its discretion) of a Senior Officer of Borrowers attesting to the solvency of Borrowers, immediately after giving effect to the transactions contemplated hereby.

(n) Borrowers’ capital structure shall be satisfactory to Agent in its sole discretion.

(o) No action, suit, investigation or proceeding pending or, to the knowledge of any Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect shall have occurred.

(p) Agent shall have received any field audit, examination or appraisal report requested by Agent with respect to any Obligor or Collateral including, without limitation all of Borrowers’ Trucks and Inventory.

(q) Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(r) Agent shall have received a Borrowing Base Certificate prepared as of the Closing Date.  Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $25,000,000.

(s) Agent shall have received with respect to each Truck (other than any Excluded Truck) that is covered by a certificate of title, the original of such certificate of title or if a certificate of title has not yet been issued in respect of a given Truck, a copy of the application for a certificate of title and the receipt therefor provided by the applicable Governmental Authority (or, in the case of any Truck, the ownership of which is evidenced by an electronic title (ELT) in the records of the applicable Governmental Authority (in lieu of a physical certificate of title), a copy of the notification with respect to such notation received from such Governmental Authority), along with such duly executed powers of attorney from the relevant Obligor and any Person with a Lien noted thereon necessary to have the first-priority Lien of Agent noted on such certificate of title with the appropriate state office and the Lien of any other Person (except for a second-priority Lien of the Convertible Notes Agent) removed therefrom.

6.2. Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b) The representations and warranties of the Obligors in the Loan Documents shall be true and correct in all material respects on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c) All conditions precedent in any other Loan Document shall be satisfied;

(d) No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

(e) With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.  As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

SECTION 7.	COLLATERAL

7.1. Grant of Security Interest. To secure the prompt payment and performance of all Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Obligor, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a) all Accounts;

(b) all Chattel Paper, including electronic chattel paper;

(c) all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d) all Deposit Accounts;

(e) all Documents;

(f) all General Intangibles, including Intellectual Property;

(g) all Goods, including Inventory (including As-Extracted Collateral), Equipment (including all Trucks), and Fixtures;

(h) all Instruments;

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Supporting Obligations;

(l) to the extent not otherwise described above, all Equity Interests in all Subsidiaries;

(m) all As-Extracted Collateral;

(n) all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(o) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(p) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

Notwithstanding the foregoing or any other provision of this Agreement or any other Loan Document, “Collateral” shall not include any Excluded Property, in each case only for so long as such item of Property continues to constitute Excluded Property, and thereafter shall constitute Collateral.

7.2. Lien on Deposit Accounts; Cash Collateral.

7.2.1. Deposit Accounts. To further secure the prompt payment and performance of all Obligations, each Obligor hereby grants to Agent a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Obligor, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.  Each Obligor hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account maintained by such Obligor (other than Excluded Deposit Accounts), without inquiry into the authority or right of Agent to make such request.

7.2.2. Cash Collateral. Cash Collateral may be invested, at Agent’s discretion (and with the consent of Obligors, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss.  Each Obligor hereby grants to Agent, as security for the Obligations, a security interest in all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise.  Agent may apply Cash Collateral to the payment of Obligations as they become due, in such order as Agent may elect.  Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and no Obligor or other Person shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3. Real Estate Collateral.

7.3.1. Lien on Real Estate. The Obligations shall also be secured by Mortgages upon all Real Estate owned by a Obligor and listed on Annex A hereto.  The Mortgages shall be duly recorded, at Borrowers’ expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby.  If any Obligor acquires Real Estate hereafter, such Obligor shall, within 30 days, execute, deliver and record a Mortgage sufficient to create a first priority (or second priority, to the extent such Real Estate is Convertible Notes Priority Collateral) Lien in favor of Agent on such Real Estate, and shall deliver all Related Real Estate Documents, to the extent such Real Estate is not located in a flood zone and the fair market value of such Real Estate is at least $1,000,000.

7.3.2. Collateral Assignment of Leases. To further secure the prompt payment and performance of all Obligations, each Obligor hereby transfers and assigns to Agent all of such Obligor’s right, title and interest in, to and under all now or hereafter existing leases of real Property to which such Obligor is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof.

7.4. Other Collateral.

7.4.1. Commercial Tort Claims. Borrowers shall promptly notify Agent in writing if any Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $500,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent reasonably deems appropriate to subject such claim to a duly perfected, first priority (or second priority, to the extent such Property is Convertible Notes Priority Collateral) Lien in favor of Agent.

7.4.2. Certain After-Acquired Collateral. Borrowers shall promptly notify Agent in writing if, after the Closing Date, any Obligor obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights, in each case with a nominal value in excess of $100,000 and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority (or second priority, to the extent such Property is Convertible Notes Priority Collateral) Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver.  If any Collateral is in the possession of a third party, at Agent’s request, Borrowers shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5. No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral.

7.6. Further Assurances. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties.  Promptly upon request, Borrowers shall deliver such instruments and agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement.  Each Obligor authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

7.7. Additional Borrowers. Borrower Agent may designate any Subsidiary as a Borrower under this Agreement and the other Loan Documents upon satisfaction of each of the following conditions, provided that such Subsidiary owns Eligible Accounts, Eligible Inventory or Eligible Trucks:

(a)           Borrower Agent shall have delivered to the Agent a written notice requesting that such Subsidiary be designated as a new Borrower.

(b)           The Agent shall have received a duly executed supplement to this Agreement and any other applicable Loan Documents joining such Subsidiary as a Borrower hereunder (such supplement to be in form and substance reasonably satisfactory to the Agent) and such other documents or agreements as Agent may request in its Permitted Discretion.

(c)           Such Subsidiary shall deliver to the Agent such documents and certificates referred to in Section 6.1(g) as may be reasonably requested by the Agent (it being agreed by US Concrete that, if the designation of such Subsidiary as a Borrower obligates the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, US Concrete shall, promptly upon the request of the Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Agent or any Lender in order for the Agent or such Lender to carry out, and be satisfied it has complied with the results of, all necessary “know your customer” or other similar checks under all Applicable Law).

(d)           If not previously granted to the Agent under this Agreement, as so supplemented, and the Security Documents, such Subsidiary shall grant a security interest in all Collateral owned by such Subsidiary by delivering to the Agent a duly executed supplement to each applicable Security Document or such other documents as the Agent shall reasonably deem appropriate for such purpose.

SECTION 8.	COLLATERAL ADMINISTRATION

8.1. Borrowing Base Certificates. By the 20th day of each month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month, and during any Trigger Period Borrowers shall also deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate on a weekly basis, and in no event later than the 5th day of each week, prepared as of the close of the last day of the preceding week; provided, however, that during any period when an Event of Default exists, Borrower shall deliver a Borrowing Base as frequently as shall be requested by Agent.  All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and, in its Permitted Discretion, after Required Reserve Notice (provided that in no event shall such a Required Reserve Notice be required prior to or in connection with denying a request for a Revolver Loan due to insufficient Availability resulting from an adjustment in the calculation of Availability as contemplated by this Section), adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve, but in each case without duplication of (i) factors taken into consideration in determining eligibility of the relevant Accounts, Inventory and Trucks and (ii) factors taken into consideration in determining the Availability Reserve.

8.2. Administration of Accounts.

8.2.1. Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent in its Permitted Discretion, on such periodic basis as Agent may request in its Permitted Discretion.  Each Borrower shall also provide to Agent, on or before the 20th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and amount, invoice date and due date, showing any and such other information as Agent may request from time to time in its Permitted Discretion.  If Accounts in an aggregate face amount of $1,000,000 or more cease to be Eligible Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.

8.2.2. Taxes. If an Account of any Borrower includes a charge for any Taxes, Agent is authorized, in its Permitted Discretion and after Required Reserve Notice to the Borrower, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.

8.2.3. Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise.  Prior to conducting  any such verification, Agent shall provide reasonable prior notice (as determined by Agent in its Permitted Discretion) thereof to Borrower Agent, unless a Default exists or Agent determines that not providing such notice is appropriate to protect the interests of the Lenders.  Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4. Maintenance of Dominion Account. Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent in its Permitted Discretion.  Borrowers shall obtain an agreement (in form and substance satisfactory to Agent in its Permitted Discretion) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, which may be exercised by Agent during any Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges.  If a Dominion Account is not maintained with Bank of America, Agent may, during any Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America.  Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5. Proceeds of Collateral. Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account).  If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.3. Administration of Inventory.

8.3.1. Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis as Agent may request in its Permitted Discretion.  Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and, upon the request of Agent in its Permitted Discretion, shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request in its Permitted Discretion.  Agent may participate in and observe each physical count at its own expense (unless an Event of Default exists, then at the Borrowers’ sole expense).

8.3.2. Returns of Inventory. No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $1,000,000; and (d) any payment received by a Borrower for a return is promptly remitted to Agent for application to the Obligations.

8.3.3. Acquisition, Sale and Maintenance. Other than Inventory for chemical admixtures utilized to manufacture ready-mix concrete (“Permitted Consignment Inventory”), no Borrower shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA.  All Permitted Consignment Inventory shall be kept in separate containers, segregated from all other Inventory of the Obligors.  Permitted Consignment Inventory shall in no event constitute Eligible Inventory.  No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory.  Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law in all material respects, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4. Administration of Equipment.

8.4.1. Records and Schedules of Equipment. Each Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, in its Permitted Discretion, a current schedule thereof, in form satisfactory to Agent.  Promptly upon request, Borrowers shall deliver to Agent evidence of their ownership or interests in any Trucks not constituting Excluded Trucks (or, (i) in the case of any Trucks the certificates of title for which are in the possession of the applicable Governmental Authority for lien recordation purposes, copies thereof, or (ii) in the case of any Truck, the ownership of which is evidenced by an electronic title (ELT) in the records of the applicable Governmental Authority (in lieu of a physical certificate of title), a copy of the notification with respect to such notation received from such Governmental Authority, or (iii) in the case of any newly acquired Truck in respect of which an application for a certificate of title has been filed with the applicable Governmental Authority but such certificate of title has not yet been issued, a copy of such application and the receipt therefor issued by such Governmental Authority). In addition to and not in limitation of the foregoing, Borrowers shall supply to Agent, within 20 days of the end of each calendar month and at such other times as may be requested by Agent, in its Permitted Discretion, the following:

(a) a summary report of the Trucks, differentiating with respect to Eligible Trucks and all other Trucks and otherwise in form and substance satisfactory to Agent in its Permitted Discretion, indicating, if applicable, (i) changes in value and Depreciation Amounts and (ii) which Trucks were purchased or otherwise acquired during such period.

(b) a summary report of Eligible Trucks sold or contracted for sale during such period; and

(c) a report reconciling the records of the Borrowers against the most recent report of Agent with respect to the Eligible Trucks.

Obligors shall also, within 60 days following the acquisition of any Truck, give the Agent notice of such Obligor’s acquisition of such Truck and deliver to the Agent the original of any certificate of title covering such Truck or if a certificate of title has not yet been issued in respect of such Truck, a copy of an application for such certificate of title and the receipt therefor provided by the applicable Governmental Authority (or, in the case of any Truck the certificate of title for which is in the possession of the applicable Governmental Authority for lien recordation purposes, a copy thereof or, in the case of any Truck, the ownership of which is evidenced by an electronic title (ELT) in the records of the applicable Governmental Authority (in lieu of a physical certificate of title), a copy of the notification with respect to such notation received from such Governmental Authority), and provide and/or file all other documents or instruments (including any necessary powers of attorney) necessary to have the Lien of the Agent noted on any such certificate of title or with the appropriate state office.

8.4.2. Dispositions of Equipment. No Borrower shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) as permitted under Section 10.2.5; (b)  Equipment that is worn, damaged, obsolete or no longer used in the Ordinary Course of Business; and (c) Equipment, other than Trucks, the disposition of which Equipment is permitted pursuant to the provisions of the Convertible Notes Agreement.

8.4.3. Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted.  Each Borrower shall use commercially reasonable efforts to ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications.  No Borrower shall permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

8.5. Administration of Deposit Accounts. Schedule 8.5 sets forth all Deposit Accounts maintained by Obligors, including all Dominion Accounts.  Each Obligor shall take all actions necessary to establish Agent’s control of each such Deposit Account, other than (i) accounts exclusively used for payroll, payroll taxes or employee benefits, (ii) accounts utilized and maintained in the Ordinary Course of Business, containing not more than $300,000 in the aggregate for five consecutive Business Days, provided that on or before such fifth Business Day, the applicable Obligor shall transfer all amounts on deposit therein exceeding $300,000 to a Deposit Account covered by a Deposit Account Control Agreement, (iii) account number 826095606 currently maintained at JPMorgan Chase Bank, N.A., (iv) accounts containing proceeds of Convertible Notes Priority Collateral (“Convertible Notes Deposit Accounts”) and (v) accounts containing funds of the types described in Section 10.2.2(e), each, an “Excluded Deposit Account.”  Each Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein, other than Convertible Notes Deposit Accounts and Property deposited therein.  Each Obligor shall promptly notify Agent of any opening or closing of a Deposit Account and will amend Schedule 8.5 to reflect same.

8.6. General Provisions.

8.6.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.6.1, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.5; (b) move Collateral to another location in the United States listed on Schedule 8.6.1; and (c)  upon 15 Business Days’ prior written notice to Agent, move Collateral to another location in the United States.  Each Borrower may from time to time, with the consent of Agent, in its Permitted Discretion, amend Schedule 8.6.1 to add additional locations in the United States.

8.6.2. Insurance of Collateral; Condemnation Proceeds.

(a) Each Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best’s Financial Strength Rating of at least A_ VII, unless otherwise approved by Agent) reasonably satisfactory to Agent.  All proceeds, subject however, to the provisions of the Intercreditor Agreement, under each policy shall be payable to Agent.  Agent hereby agrees that self-insurance policies in effect on the Closing Date meet the foregoing insurance requirements as to the type of insurance covered by such self-insurance.  From time to time upon request, Borrowers shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches.  Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as loss payee; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor.  Each Borrower agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies.  While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent.  If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b) During a Trigger Period, any proceeds of insurance arising from ABL Priority Collateral (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of ABL Priority Collateral shall be applied to payment of the Revolver Loans, and then to any other Obligations outstanding.  When a Trigger Period is not in effect, any insurance proceeds or condemnation awards relating to any loss or destruction of (i) Trucks that have a fair market or book value (whichever is more) of at least $1,000,000 or (ii) Inventory that has a fair market or book value (whichever is more) of at least $1,000,000 shall be applied to payment of the Revolver Loans, and then to any other Obligations outstanding.  Proceeds of and awards in respect of Convertible Notes Priority Collateral shall be applied as provided in the Convertible Notes Documents and in compliance with the Intercreditor Agreement.

(c) If requested by Borrowers in writing within 30 days after Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate (in each case, other than Convertible Notes Priority Collateral), Borrowers may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Agent; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (v) Borrowers comply with disbursement procedures for such repair or replacement as Agent may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $2,500,000.

8.6.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers.  Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

8.6.4. Defense of Title. Each Borrower shall use commercially reasonable efforts to defend its title (and if applicable, the title of the relevant Guarantors) to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.7. Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent’s designee, may, without notice and in either its or an Obligor’s name, but at the cost and expense of Borrowers:

(a) Endorse an Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b) During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign an Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which an Obligor is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Obligor’s obligations under the Loan Documents.

SECTION 9.	REPRESENTATIONS AND WARRANTIES

9.1. General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor represents and warrants that:

9.1.1. Organization and Qualification. Each Obligor and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except to the extent otherwise described on Schedule 9.1.1 attached hereto.  Each Obligor and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect, except to the extent otherwise described on Schedule 9.1.1 attached hereto.

9.1.2. Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Obligor’s Property.

9.1.3. Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4. Capital Structure. Schedule 9.1.4 shows, for each Obligor and Subsidiary, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests.  Except as disclosed on Schedule 9.1.4, since July 27, 2010, no Obligor or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination.  Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien and Convertible Note Agent’s Lien, and all such Equity Interests are duly issued, and, to the extent in the form of corporate stock, fully paid and non-assessable.  Except as described on Schedule 9.1.4, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor or Subsidiary.

9.1.5. Title to Properties; Priority of Liens. Each Obligor and Subsidiary has good and indefeasible title to (or valid leasehold interests in) all of its Real Estate necessary in the Ordinary Course of Business, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders,  in each case free of Liens except Permitted Liens.  Each Obligor and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

9.1.6. Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto.  Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a) it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b) it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c) it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(d) to Borrowers’ knowledge, it is not subject to any offset, Lien (other than Agent’s Lien and Liens securing the obligations under the Convertible Notes Agreement), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g) to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.7. Financial Statements.The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of US Concrete and Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present in all material respects the financial positions and results of operations of US Concrete and Subsidiaries at the dates and for the periods indicated, subject, in the case of quarterly and monthly statements, to normal year-end adjustments and the absence of footnotes.  All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time.  Since December 31, 2011 there has been no change in the condition, financial or otherwise, of any Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Borrowers and their Subsidiaries are Solvent on a consolidated basis.

9.1.8. Surety Obligations. No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as described on Schedule 9.1.8 attached hereto or as permitted under Section 10.2.1.

9.1.9. Taxes. Except as described on Schedule 9.1.9 attached hereto, each Borrower and Subsidiary has filed all federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested and except for Taxes in respect of which the aggregate liability does not exceed $1,000,000.  The provision for Taxes on the books of each Borrower and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.10. Brokers. Except as may be payable to Agent, Lenders or their respective Affiliates in connection with the Loan, there are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11. Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect, each Obligor and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others.  There is no pending or, to any Obligor’s knowledge, threatened Intellectual Property Claim with respect to any Obligor, any Subsidiary or any of their Property (including any Intellectual Property).  Except as disclosed on Schedule 9.1.11, no Obligor or Subsidiary pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property.  All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Obligor or Subsidiary is shown on Schedule 9.1.11.

9.1.12. Governmental Approvals. Each Obligor and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Obligors and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13. Compliance with Laws. Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary under any Applicable Law.  No Inventory has been produced in violation of the FLSA.

9.1.14. Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14, no Borrower’s or Subsidiary’s present and, to their knowledge, none of Borrower’s or Subsidiary’s past operations, Real Estate or other Properties are subject to any federal, state or local investigation known to the Borrowers to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up.  No Borrower or Subsidiary has received any Environmental Notice.  No Borrower or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it, except as could not reasonably be expected to have a Material Adverse Effect.  The representations and warranties contained in the Environmental Agreement are true and correct on the Closing Date.

9.1.15. Burdensome Contracts. No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  No Borrower or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15 or as otherwise permitted under Section 10.2.3(b) or 10.2.13.  No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.16. Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened against any Obligor or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Obligor or Subsidiary.  Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000).  No Obligor or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17. No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Obligor or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice (i) would constitute a material default, under any Material Contract described in clause  (a), (b) or (c) of the definition of “Material Contract” or (ii) as to any other Material Contract described in clause (d) of the of the definition of “Material Contract”, permit the holder thereof to accelerate or demand payment of such Debt.  There is no basis upon which any party (other than an Obligor or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

9.1.18. ERISA.  Except as disclosed on Schedule 9.1.18:

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or an opinion letter on which employers may reasonably rely from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification.  Except as would not reasonably be expected to have a Material Adverse Effect, each Obligor and, to the knowledge of Obligors, each ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006 with respect to each Plan, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of Obligors, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  To the knowledge of Obligors, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur, except as would not reasonably be expected to have a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability, except as would not reasonably be expected to have a Material Adverse Effect; (iii) no Obligor or, to the knowledge of Obligors, ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), except as would not reasonably be expected to have a Material Adverse Effect; (iv) no Obligor or, to the knowledge of Obligors, ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan, except as would not reasonably be expected to have a Material Adverse Effect (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability); (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (vi) as of the most recent valuation date for any Pension Plan or Multiemployer Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date.

(d) With respect to any Foreign Plan, except as in the aggregate would not reasonably be expected to have a Material Adverse Effect, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.19. Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.  There exists no condition or circumstance that could reasonably be expected to materially impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20. Labor Relations. Except as described on Schedule 9.1.20, no Borrower or Subsidiary is party to or bound by any collective bargaining agreement.  There are no material grievances, disputes or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.  Borrowers may update Schedule 9.1.20 (i) from time to time with Agent’s consent, not to be unreasonably withheld, delayed or conditioned, (ii) to reflect Permitted Acquisitions, or (iii) to reflect any new collective bargaining agreement.

9.1.21. Payable Practices. No Borrower or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.22. Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.23. Margin Stock. No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.2. Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading.  There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS

10.1. Affirmative Covenants As long as any Commitments or Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to:

10.1.1. Inspections; Appraisals.

(a) Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Obligor or Subsidiary, inspect, audit and make extracts from any Obligor’s or Subsidiary’s books and records, and discuss with its officers, agents, advisors and independent accountants such Obligor’s or Subsidiary’s business, financial condition, assets, prospects and results of operations.  Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent nor any Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor.  Obligor’s acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them.

(b) Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate but, so long no Default or Event of Default has occurred and is continuing, in no event more frequently than one time per Loan Year or two times per Loan Year if a Trigger Period has occurred in such Loan Year; and (ii) all appraisals of Inventory as Agent deems appropriate but, so long as no Default or Event of Default has occurred and is continuing, no more frequently than one time per Loan Year (provided that the foregoing shall not limit the number of appraisals of Inventory Agent may conduct at its own expense in any Loan Year), (iii) appraisals of Equipment as Agent deems appropriate but, so long no Default or Event of Default has occurred and is continuing, in no event more frequently than one time per Loan Year; provided, however, that if an examination or appraisal is initiated during a Default or Event of Default, all such charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits.  Borrowers agree to pay Agent’s then standard charges for examination activities, including the standard charges of Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

10.1.2. Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a) as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for US Concrete and Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by US Concrete and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b) as soon as available, and in any event within 30 days after the end of each month (but within 45 days after the last month in each Fiscal Quarter end), unaudited balance sheets as of the end of such month and the related statements of income and a report of the component figures comprising Fixed Charges for such month and for the portion of the Fiscal Year then elapsed, on a consolidated basis for US Concrete and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by a Senior Officer with relevant knowledge or responsibility of Borrower Agent as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

(c) concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the Senior Officer with relevant knowledge or responsibility of Borrower Agent;

(d) concurrently with delivery of financial statements under clause (a) above, copies of all final management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;

(e) not later than 30 days after the end of each Fiscal Year, projections of Borrowers’ consolidated (i) results of operations and Availability for the next Fiscal Year, month by month, (ii) balance sheets and cash flow for the next Fiscal Year, quarter by quarter, and (iii) balance sheet, results of operations, cash flow and Availability for the next three Fiscal Years, year by year;

(f) at Agent’s request, a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(g) promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan; and

(h) such other reports and information (financial or otherwise) as Agent may request from time to time in its Permitted Discretion in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

10.1.3. Notices. Notify Agent and Lenders in writing, promptly after a Borrower’s Senior Officer obtains knowledge thereof, of any of the following that affects an Obligor:  (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice, except as could not reasonably be expected to have a Material Adverse Effect; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; or (k) any opening of a new office or place of business, at least 15 days prior to such opening.

10.1.4. Landlord and Storage Agreements. Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5. Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Borrower or Subsidiary, it shall act promptly and diligently to investigate and report (to the extent such Environmental Release is of a reportable quantity) to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6. Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, except (i) such Taxes as are being Properly Contested and (ii) Taxes under Chapter 171 of the Texas Tax Code the State of Texas alleges are owed by Borrowers in an amount not to exceed $3,000,000 at any time, so long as such alleged taxes are being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued.

10.1.7. Insurance. In addition to the insurance required hereunder with respect to Collateral pursuant to Section 8.6.2, maintain (i) insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) or (ii) self insurance existing on the Closing Date and other self insurance to the extent it is maintained in the Ordinary Course of Businesses and by similarly situated Persons in the same industry of established reputation (provided, however, that under all circumstances Borrowing Base Collateral shall be insured pursuant to the foregoing clause (i), other than collision damage to Trucks which may be covered by self-insurance policies in effect on Closing Date), in each case satisfactory to Agent in its Permitted Discretion, (a) with respect to the Properties and business of Borrowers and Subsidiaries of such type (including workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $5,000,000, with deductibles and subject to an insurance assignment satisfactory to Agent.

10.1.8. Licenses. Keep each License affecting any material portion of the ABL  Priority Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all Royalties when due; and notify Agent of any default or breach asserted by any Person to have occurred under any License.

10.1.9. Future Subsidiaries. Promptly notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause it to guaranty the Obligations in a manner consistent with Section 14, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

10.1.10. Depository Bank. Within ninety (90) days of the Closing Date, maintain Bank of America, N.A. as its principal depository bank, including for the maintenance of all operating, collection, disbursement and other  deposit accounts (except for Excluded Accounts); provided, however, the foregoing requirements shall not include Cash Management Services.

10.1.11. Titled Vehicles. Within ninety (90) days of the Closing Date (or such longer period as Agent may establish in its Permitted Discretion), ensure that with respect to each of the Trucks owned by an Obligor on the Closing Date that are covered by a certificate of title, other than Trucks disposed of during such 90-day period, the Lien of Agent is noted thereon by the appropriate state office of the state where such Truck is registered; provided, however, that notwithstanding any other provision of this Agreement or any other Loan Document, Obligors’ failure to so note the Agent’s Lien on such certificates of title as to 20% of the total number of Trucks owned by all of the Obligors on the Closing Date shall not constitute an Event of Default, but, for the avoidance of doubt such Trucks  (“Excluded Trucks”) shall not constitute “Eligible Trucks” unless and until Obligors so note the Agent’s Lien on such certificates of title, except as provided in clauses (b) and (e) of the definition of “Eligible Trucks”.

10.1.12. Syndication.  During the period commencing on the Closing Date and continuing for 90 days thereafter, assist and cooperate with Agent in its efforts to syndicate the Revolver Commitments to other financial institutions (the “Syndication”), including, using reasonable efforts to provide and cause its advisors to provide Agent and other syndicate members with such information (to be held confidentially) with respect to the business of the Obligors, in relation to the Loan, as is reasonably requested by Agent to complete a “successful syndication” and otherwise assist Agent in its syndication efforts, including making its officers available from time to time at their convenience to speak with potential syndicate members regarding the business and prospects of Obligors, as appropriate.

10.1.13.  New Jersey Legal Opinion.  Within forty-five (45) days after the Closing Date, deliver or cause to be delivered to Agent a legal opinion in form and substance satisfactory to Agent in its Permitted Discretion from local counsel in the State of New Jersey, covering the Obligors organized in the State of New Jersey, the parties hereto agreeing that such legal opinion will be satisfactory to Agent if it is in form and substance substantially similar to the legal opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. delivered to Agent on the Closing Date; provided, however, notwithstanding anything herein to the contrary, the failure of Obligors to deliver or cause to be delivered such legal opinion within such forty-five (45) day period shall not constitute a Default or Event of Default, and shall not give rise to any right or remedy of Agent or any Lender not otherwise available under the Loan Documents.

10.2. Negative Covenants. As long as any Commitments or Obligations are outstanding, each Obligor shall not, and shall cause each Subsidiary not to:

10.2.1. Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(a) the Obligations;

(b) Subordinated Debt;

(c) Permitted Purchase Money Debt;

(d) Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Loans;

(e) Debt with respect to Bank Products incurred in the Ordinary Course of Business;

(f) Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by a Borrower or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $20,000,000 in the aggregate at any time;

(g) Permitted Contingent Obligations;

(h) Refinancing Debt as long as each Refinancing Condition is satisfied;

(i) unsecured Debt of the type contemplated by Section 10.2.6(d), provided that such Debt is subordinated to the Obligations on terms and conditions satisfactory to Agent in its Permitted Discretion;

(j) Debt representing deferred compensation to employees of any Obligor incurred in the Ordinary Course of Business;

(k) Debt consisting of the financing of insurance premiums incurred in the Ordinary Course of Business;

(l) Debt of the type and amount contemplated by Section 10.2.3(a)(iv);

(m) Debt that is not included in any of the other clauses of this Section, is not secured by a Lien and does not exceed $5,000,000 in the aggregate at any time;

(n) the Existing Debt, as in effect on the Closing Date;

(o) Debt under Multiemployer Plans and Pension Plans; and

(p) unsecured Debt representing obligations to pay the deferred purchase price of assets, including any earn-out, to the extent incurred in connection with a Permitted Acquisition.

10.2.2. Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a) Liens in favor of Agent and Liens in favor of Convertible Notes Trustee securing the obligations under the Convertible Notes Agreement (in each case, the priority of which shall be as provided in the Intercreditor Agreement);

(b) Purchase Money Liens securing Permitted Purchase Money Debt;

(c) Liens for Taxes not yet due or being Properly Contested;

(d) statutory Liens (other than Liens for Taxes or imposed under ERISA) and similar contractual Liens, which are not perfected and arise in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) no enforcement action (including foreclosure) is being taken with respect to such Lien or against the Collateral subject to such Lien, and (iii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts;

(f) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g) Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(h) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j) Liens affecting the fee title of any leased Real Estate that is not subject to a mortgage in favor of the Agent, which are created by a party other than an Obligor;

(k) encumbrances arising under leases, subleases, licenses or sublicenses of Real Estate that do not, in the aggregate, materially detract from the value of such Real Estate or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Estate;

(l) financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the Ordinary Course of such Person’s Business other than through a Capital Lease;

(m) Liens securing Debt permitted under Section 10.2.1(f), but only on the Subsidiary or assets so acquired and improvements, repairs, additions, attachments and accessions thereto, parts, replacements and substitutions therefor, and products and proceeds thereof;

(n) Liens securing Debt permitted under Section 10.2.1(k), provided that such Liens are limited to securing only the unpaid premiums under the applicable insurance policy and the only property subject to such Lien is the policy financed;

(o) Liens securing obligations in an aggregate amount not to exceed $1,000,000 at any time;

(p) Liens resulting from the deposit of funds or evidences of Debt in trust for the purpose of defeasing or discharging Debt of a Borrower or a Subsidiary so long as such defeasance or discharge is otherwise permitted under this Agreement;

(q) non-exclusive Licenses or sub-Licenses granted by any Obligor in the Ordinary Course of Business;

(r) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition;

(s) Liens arising by operation of law under Article 2 of the UCC in favor of reclaiming seller of goods or buyer of goods;

(t) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

(u) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(v) existing Liens shown on Schedule 10.2.2.

10.2.3. Distributions; Upstream Payments. (a) Declare or make any Distributions, except (i) Upstream Payments; (ii) US Concrete may declare and pay Distributions with respect to its common stock payable solely in additional shares of its common stock and with respect to its preferred stock, payable solely in additional shares of such preferred stock, in shares of its common stock or an increase in liquidation volume; (iii) US Concrete may make Distributions, not exceeding $3,500,000 during any Fiscal Year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of US Concrete and its Subsidiaries; (iv) a Borrower may make payments in cash or issue notes to former employees, officers or directors of such Borrower in connection with the redemption or repurchase of Equity Interests in such Borrower from such former employees, officers or directors upon termination of employment with such Borrower or their death or disability in an aggregate amount not to exceed $1,500,000 and provided such notes are subordinate to the Obligations in form and substance reasonably acceptable to the Agent; (v) Subsidiaries may make Distributions ratably with respect to their Equity Interests; and (vi) Distributions in respect of fractional shares; or (b) create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law, in effect on the Closing Date as shown on Schedule 9.1.15 or under an agreement permitted under Section 10.2.13.

10.2.4. Restricted Investments. Make any Restricted Investment.

10.2.5. Disposition of Assets. Make any Asset Disposition, except (a) a Permitted Asset Disposition; (b) a disposition of Equipment under Section 8.4.2; (c) a transfer of Property by a Subsidiary or Obligor to an Obligor; or (d) the disposition of the Real Estate known as 150 South Linden, South San Francisco, San Mateo County, California.

10.2.6. Loans. Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business up to an aggregate maximum amount of $500,000 in the aggregate at any one time outstanding; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; and (d) intercompany loans by an Obligor to another Obligor, provided each Obligor hereby agrees and acknowledges payment of such intercompany loans are subject to the subordination provisions of Section 5.10.5 and Section 14.7 hereof.

10.2.7. Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than the Obligations, but including the Convertible Notes) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent or, in the case of the Convertible Notes, amended in accordance with Section 10.2.18), other than, (i) payments of intercompany loans by an Obligor to another Obligor and (ii) as long as no Default or Event of Default exists, payments made from the proceeds of, or by conversion or exchange for or into, Refinancing Debt.

10.2.8. Fundamental Changes. Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except (a) that any Obligor  or Subsidiary (other than US Concrete) may merge into or consolidate with a Borrower in a transaction in which a Borrower (including US Concrete) is the surviving entity; (b) that any Obligor (other than a Borrower) or Subsidiary (other than a Borrower) may merge with or consolidate with any Obligor which is not a Borrower; (c) that any Subsidiary (other than a Borrower) of an Obligor may liquidate or dissolve if its assets are transferred or otherwise distributed  to such Obligor; (d) that any Subsidiary that is not an Obligor may merge with any other Subsidiary that is not an Obligor, or may liquidate or dissolve if its assets are transferred or otherwise distributed to a Subsidiary that is not an Obligor; (e) for Permitted Acquisitions; or (f) that an Obligor or Subsidiary may change its name, conduct business under a fictitious name, change its tax, charter or organizational identification number or change its form or state of organization, provided that written notice of such event under this clause (f) is delivered to Agent not less than fifteen (15) days after the occurrence of such event.

10.2.9. Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with Section 10.1.9; or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares unless such Subsidiary is a wholly-owned Subsidiary of an Obligor.

10.2.10. Organic Documents. Amend, modify or otherwise change any of its Organic Documents, except in connection with a transaction permitted under Section 10.2.8.

10.2.11. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

10.2.12. Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.13. Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date (including those shown on Schedule 9.1.15); (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; (c) constituting customary restrictions on assignment in leases, licenses and other contracts; (d) that is a Convertible Notes Document; (e) relating to an acquisition or disposition of Property otherwise permitted under this Agreement; (f) the relevant restrictions of which are not, taken as a whole, materially more restrictive than the corresponding restrictions in this Agreement; (g) applicable to a Person or Property at the time such Person or Property is acquired by an Obligor or a Subsidiary, if such agreement was not entered into in contemplation of such acquisition and the relevant restrictions of which, taken as a whole, are not materially more restrictive then the corresponding restrictions in this Agreement; (h) that is a joint venture agreement or similar agreement entered into the Ordinary Course of Business; or (i) that replaces, renews, extends, refinances, refunds, amends or otherwise modifies any agreement permitted under this Section 10.2.13 if the relevant restrictions in such new agreement are not materially more restrictive, taken as a whole, than those in the original agreement.

10.2.14. Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.15. Conduct of Business.  Engage in any business, other than its business as conducted on the Closing Date and any activities incidental, similar, related, complementary or corollary thereto or a reasonable extension thereof.

10.2.16. Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities; (c) transactions solely among Obligors; (d) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.16; and (e) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms  no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.17. [Reserved.]

10.2.18. Amendments to Subordinated Debt or Convertible Notes Agreement.  (a) Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification (i) increases the principal balance of such Debt, or increases any required payment of principal or interest; (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (iii) shortens the final maturity date or otherwise accelerates amortization; (iv) increases the interest rate; (v) increases or adds any fees or charges; (vi) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower, any Subsidiary of a Borrower or Lenders; or (vii) results in the Obligations not being fully benefited by the subordination provisions of any documentation relating to Subordinated Debt, or (b) amend, supplement or otherwise modify the Convertible Notes Agreement, if (i) such Debt, as modified, (x) would not satisfy the Refinancing Conditions or would have a maturity date prior to Revolver Termination Date or (y) would require the payment of any principal amount of such Debt prior to the Revolver Termination Date in any circumstance not required under the Convertible Notes Agreement as in effect on the Closing Date; (ii) such modifications would result in the Obligations not constituting “Permitted Indebtedness” under the Convertible Notes Agreement; or (iii) such modifications would result in the credit facility evidenced by this Agreement not constituting the “ABL Facility” under the Convertible Notes Agreement.

10.3. Financial Covenants.  As long as any Commitments or Obligations are outstanding, Borrowers shall:

10.3.1. Fixed Charge Coverage Ratio.  Maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for each period of twelve calendar months while a FCCR Trigger Period is in effect, commencing with the most recent such period for which financial statements were, or were required to be, delivered hereunder prior to the first day of such FCCR Trigger Period.

SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1. Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) An Obligor fails to pay (i) any Obligations comprising interest or principal on the Loans, LC Obligations or fees pursuant to Section 3.2 when due (whether at stated maturity, on demand, upon acceleration or otherwise), or (ii) any other Obligations within three (3) days of the applicable due date;

(b) Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given; provided, however, (i) an incorrect or misleading representation, warranty or other written statement relating specifically to Accounts or Inventory shall not constitute an Event of Default unless it relates to Accounts with an aggregate Value of greater than $250,000 or Inventory   with an aggregate Value of greater than $250,000, as applicable, and (ii) an incorrect or misleading representation, warranty or other written statement relating specifically to Trucks shall not constitute an Event of Default unless  it relates to Trucks with an aggregate Value of greater than $500,000; provided, further, however, the foregoing proviso shall not apply to any willful breach by an Obligor;

(c) An Obligor breaches or fail to perform any covenant contained in Section 7.2, 7.3, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.1.10, 10.2 or 10.3;

(d) An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e) (i) A Guarantor repudiates, revokes or attempts to revoke its Guaranty; (ii) an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or (iii) any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders and other than, in each case, with respect to Collateral (except for Collateral comprising Trucks, Accounts or Inventory) having an aggregate Value not in excess of $5,000,000 or Trucks having an aggregate Value not in excess of $500,000), provided, however, in the case of the foregoing clause (iii), such occurrence shall not be deemed an Event of Default unless such occurrence is not cured within three (3) Business Days of such occurrence; provided, further, however, such opportunity to cure shall not apply if such occurrence is not capable of being cured within such period or is the result of a willful act by an Obligor;

(f) Any breach or default of an Obligor occurs under any Hedging Agreement, or under any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to Debt (other than the Obligations) in an aggregate principal amount in excess of $5,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g) Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $5,000,000 (net of insurance coverage therefor that has not been denied by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

(h) A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $5,000,000;

(i) An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j) An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and:  the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 60days after filing, or an order for relief is entered in the proceeding;

(k) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan, and that when taken together with all other ERISA Events that have occurred, results in liability of Obligors, other than liability that has been satisfied or otherwise is no longer outstanding, exceeding $10,000,000 in the aggregate at any one time; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, except as would not be reasonably expected to result in a Material Adverse Effect; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan, except as would not reasonably be expected to result in a Material Adverse Effect;

(l) An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral;

(m) A Change of Control occurs; or

(n) The occurrence of any “Event of Default” under and as defined in the Convertible Notes Agreement.

11.2. Remedies upon Default.  If an Event of Default described in Section 11.1(j) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind.  In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b) terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c) require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable.  Each Obligor agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable.  Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3. License.  Agent is hereby granted an irrevocable, non-exclusive license or other right, exercisable at any time an Event of Default exists, to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Each Obligor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4. Setoff.  At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but excluding deposits held by Obligors in a fiduciary capacity) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5. Remedies Cumulative; No Waiver.

11.5.1. Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2. Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Obligors with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein.  It is expressly acknowledged by Obligors that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12.	AGENT

12.1. Appointment, Authority and Duties of Agent.

12.1.1. Appointment and Authority.  Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents.  Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for the benefit of Secured Parties.  Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise.  The duties of Agent are ministerial and administrative in nature only, and Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  Agent alone shall be authorized to determine whether any Account or Inventory constitutes an Eligible Account or Eligible Inventory, whether to impose or release any reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.

12.1.2. Duties.  Agent shall not have any duties except those expressly set forth in the Loan Documents.  The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3. Agent Professionals.  Agent may perform its duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.  Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4. Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent.  Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 15.1.1.  In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2. Agreements Regarding Collateral and Borrower Materials.

12.2.1. Lien Releases; Care of Collateral.  Secured Parties authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the outstanding Obligations and termination of all Commitments; (b) that is the subject of a disposition or Lien that Borrowers certify in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 15.1, with the consent of Required Lenders.  Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder.  Agent shall have no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2. Possession of Collateral.  Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control.  If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3. Reports.  Agent shall promptly provide to Lenders, when complete, any field audit, examination or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”).  Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time.  Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only specific information regarding the Obligations or Collateral and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations.  Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

12.3. Reliance By Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person.  Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4. Action Upon Default.  Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing.  Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations), or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other dispositions of Collateral, or to assert any rights relating to any Collateral.

12.5. Ratable Sharing.  If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.5.2, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.2, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction.  No Lender shall set off against any Dominion Account without Agent’s prior consent.

12.6. Indemnification.  EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT).  In Agent’s Permitted Discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties.  If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

12.7. Limitation on Responsibilities of Agent.  Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents.  Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Loan Documents or Obligor.  No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor.  No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8. Successor Agent and Co-Agents.

12.8.1. Resignation; Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers.  Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers.  If no successor agent is appointed prior to the effective date of Agent’s resignation, then Agent may appoint a successor agent that is a financial institution acceptable to it, which shall be a Lender unless no Lender accepts the role.  Upon acceptance by a successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 15.2.  Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent.  Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2. Co-Collateral Agent.  If necessary or appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document.  Each right and remedy intended to be available to Agent under the Loan Document shall also be vested in such agent.  Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment.  If the agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9. Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder.  Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors.  Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.10. Remittance of Payments and Collections.

12.10.1. Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day.  Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2. Failure to Pay.  If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Base Rate Revolver Loans.  In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.10.3. Recovery of Payments.  If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party.  If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Secured Party.  If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.11. Individual Capacities.  As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender.  Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party.  In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12. Titles.  Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Arranger,” “Bookrunner” or “Agent” of any type shall have no right, power or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

12.13. Bank Product Providers.  Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by Section 5.5 and this Section 12.  Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.14. No Third Party Beneficiaries.  This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations.  Other than Section 12.8.1(b), this Section 12 does not confer any rights or benefits upon Borrowers or any other Person.  As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents (except in connection with a transaction permitted under Section 10.2.8); and (b) any assignment by a Lender must be made in compliance with Section 13.3.  Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2. Participations.

13.2.1. Permitted Participants; Effect.  Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents.  Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.

13.2.2. Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantially all Collateral.

13.2.3. Benefit of Set-Off.  Obligors agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it.  By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3. Assignments.

13.3.1. Permitted Assignments.  A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

13.3.2. Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit B and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable.  The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3. Certain Assignees.  No assignment or participation may be made to an Obligor, Affiliate of an Obligor, Defaulting Lender or natural person.  Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder.  If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

13.3.4. Register.  Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender.  Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each lender recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary.  The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

13.4. Replacement of Certain Lenders.  If a Lender (a) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, or (b) is a Defaulting Lender, then, in addition to any other rights and remedies that any Person may have, Agent or Borrower Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

SECTION 14.	GUARANTY

14.1. Guaranty of the Obligations.  Subject to the provisions of Section 14.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Agent and Lenders the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) (collectively, the “Guaranteed Obligations”).

14.2. Contribution by Guarantors.  All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed.  “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 14.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor.  “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 14.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 14.2.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  The allocation among Contributing Guarantors of their obligations as set forth in this Section 14.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.  Each Guarantor is a third-party beneficiary to the contribution agreement set forth in this Section 14.2.

14.3. Payment by Guarantors.  Subject to Section 14.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which Lender may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of any Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), Guarantors will upon demand pay, or cause to be paid, in cash, to Agent, for the benefit of itself and the Lenders, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for any Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Agent and Lenders as aforesaid.

14.4. Liability of Guarantors Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

14.4.1. this Guaranty is a guaranty of payment when due and not of collectability.  This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

14.4.2. Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Borrower and Agent or any Lender with respect to the existence of such Event of Default;

14.4.3. the obligations of each Guarantor hereunder are independent of the obligations of Borrowers and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against any Borrower or any of such other guarantors and whether or not any Borrower is joined in any such action or actions;

14.4.4. payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid.  Without limiting the generality of the foregoing, if Agent or any Lender is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

14.4.5. Agent and/or Lenders, upon such terms as they deem appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Agent for the benefit of itself and the Lenders in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Agent may have against any such security, in each case as Agent in its discretion may determine consistent herewith or any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and

14.4.6. this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them:  (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though Agent or Lenders might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) Agent’s or Lenders’ consent to the change, reorganization or termination of the corporate structure or existence of US Concrete or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which any Borrower may allege or assert against Agent or any Lender in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an Obligor in respect of the Guaranteed Obligations.

14.5. Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit of Agent and each Lender:  (a) any right to require Agent or any Lender, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of Agent or any Lender in favor of any Borrower or any other Person, or (iv) pursue any other remedy in the power of Agent or any Lender whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Agent’s or any Lender’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrowers and notices of any of the matters referred to in Section 14.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof other than Full Payment of the Obligations.

14.6. Guarantors’ Rights of Subrogation, Contribution, etc.  Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that Agent or any Lender now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Agent or any Lender.  In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitment shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 14.2.  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Agent or any Lender may have against any Borrower, to all right, title and interest Lender may have in any such collateral or security, and to any right Agent or any Lender may have against such other guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Agent and Lenders and shall forthwith be paid over to Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

14.7. Subordination of Other Obligations.  Any indebtedness of any Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Agent and Lenders and shall forthwith be paid over to Agent to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

14.8. Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitment shall have terminated and all Letters of Credit shall have expired or been cancelled.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

14.9. Authority of Guarantors or Borrowers.  It is not necessary for Agent or any Lender to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

14.10. Financial Condition of Borrowers.  Any Loan may be made to Borrowers or continued from time to time, without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrowers at the time of any such grant or continuation.  Neither Agent nor any Lender shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of any Borrower.  Each Guarantor has adequate means to obtain information from each Borrower on a continuing basis concerning the financial condition of such Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of Agent or any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now known or hereafter known by Agent or any Lender.

14.11. Bankruptcy, etc.

14.11.1. So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against any Borrower or any other Guarantor.

14.11.1. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which any Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

14.11.2. Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in Section 14.11.1 above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Agent and Lenders that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent and Lenders, or allow the claim of Agent and Lenders in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

14.11.3. In the event that all or any portion of the Guaranteed Obligations are paid by any Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Agent or any Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

SECTION 15.	MISCELLANEOUS

15.1. Consents, Amendments and Waivers.

15.1.1. Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a) without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations or any other provision in a Loan Document that relates to any rights, duties or discretion of Issuing Bank;

(c) without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Revolver Termination Date applicable to such Lender’s Obligations; or (iv) amend this clause (c);

(d) without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall be effective that would (i) alter Section 5.5.2, 7.1 (except to add Collateral) or 15.1.1; (ii) amend the definition of Borrowing Base (or any defined term used in such definition), Pro Rata or Required Lenders; (iii) increase any advance rate or decrease the Availability Reserve; (iv) release all or substantially all Collateral; or (v) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations; and

(e) without the prior written consent of a Secured Bank Product Provider, no modification shall be effective that affects its relative payment priority under Section 5.5.2.

15.1.2. Limitations.  The agreement of Obligors shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves.  Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement.  Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.  Notwithstanding Section 15.1.1, any amendments that Agent deems appropriate in connection with an increase in Revolver Commitments pursuant to Section 2.1.7 shall not require the consent of any Lender (other than Lenders that are increasing their Revolver Commitments at such time).

15.1.3. Payment for Consents.  No Obligor will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

15.2. Indemnity.  EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE; PROVIDED THAT, IN NO EVENT SHALL ANY PARTY TO A LOAN DOCUMENT HAVE ANY OBLIGATION THEREUNDER TO INDEMNIFY OR HOLD HARMLESS AN INDEMNITEE WITH RESPECT TO A CLAIM THAT IS DETERMINED IN A NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

15.3. Notices and Communications.

15.3.1. Notice Address.  Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 15.3.  Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 3.1.2, 4.1.1 or 4.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent.  Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by Borrower Agent shall be deemed received by all Obligors.

15.3.2. Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as delivery of Borrower Materials, administrative matters, distribution of Loan Documents, and matters permitted under Section 4.1.4.  Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

15.3.3. Platform.  Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”).  Borrowers shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice.  Borrower Materials and other information relating to this credit facility may be made available to Lenders on the Platform.  The Platform is provided “as is” and “as available.”  Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM.  Lenders acknowledge that Borrower Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Obligor’s securities.  No Agent Indemnitee shall have any liability to Obligors, Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the Platform.

15.3.4. Non-Conforming Communications.  Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Obligor even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Each Obligor shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Obligor.

15.4. Performance of Obligors’ Obligations.  Agent may, in its Permitted Discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of an Obligor under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, within five days after demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Revolver Loans.  Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

15.5. Credit Inquiries.  Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

15.6. Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

15.7. Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

15.8. Counterparts.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

15.9. Entire Agreement.  Time is of the essence with respect to all Loan Documents and Obligations.  The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

15.10. Relationship with Lenders.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt.  It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

15.11. No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated by any Loan Document, Obligors acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Obligors and such Person; (ii) Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Obligors, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their Affiliates, and have no obligation to disclose any of such interests to Obligors or their Affiliates.  To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

15.12. Confidentiality.  Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Obligors that has not obtained such information in breach of this Section.  Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Obligors’ logos, trademarks or product photographs in advertising materials.  As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered.  Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that which it accords its own confidential information.  Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law.

15.13. Certifications Regarding Convertible Notes and Intercreditor Agreement.  Obligors certify to Agent and Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by Obligors violates any provision of any Convertible Notes Document or the Intercreditor Agreement.  Obligors further certify that (a) the Revolver Commitments and Obligations constitute “ABL Debt” and the facility provided hereunder constitutes an “ABL Facility” under the Convertible Notes Agreement, (b) this Agreement constitutes a “Replacement ABL Agreement” under the Intercreditor Agreement, and (c) all the property described in the June 8, 2012 Equipment Appraisal constitutes “Trucks” for the purposes of the Intercreditor Agreement.

15.14. GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

15.15. Consent to Forum.  EACH OBLIGOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER TEXAS, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH OBLIGOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15.3.1.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

15.16. Waivers by Obligors.  To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, notice of intent to accelerate, notice of acceleration, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which an Obligor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Obligor.  Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

15.17. Patriot Act Notice.  Agent and Lenders hereby notify Obligors that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Obligors’ management and owners, such as legal name, address, social security number and date of birth.

15.18. NO ORAL AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

15.19. Non-Applicability of Chapter 346.  Obligors, Agent and Lenders hereby agree that, except for the opt-out provisions of Section 346.004 thereof, the provisions of Chapter 346 of the Texas Finance Code, as amended from time to time (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Loan Documents.

15.20. OBLIGORS’ WAIVER OF RIGHTS UNDER TEXAS DECEPTIVE TRADE PRACTICES ACT.  EACH OBLIGOR HEREBY WAIVES ANY RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION § 17.41 ET SEQ. TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS.  AFTER CONSULTATION WITH AN ATTORNEY OF THE OBLIGORS’ OWN SELECTION, EACH OBLIGOR VOLUNTARILY CONSENTS TO THIS WAIVER.  EACH OBLIGOR EXPRESSLY WARRANTS AND REPRESENTS THAT EACH OBLIGOR (A) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO AGENT AND LENDERS, AND (B) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

15.21. Intercreditor Agreement.  Notwithstanding anything to the contrary contained in this Agreement and each other Loan Document, the Liens, security interests and rights granted pursuant to this Agreement or any other Loan Document shall be subject to the terms, provisions and conditions of (and the exercise of any right or remedy by the Agent hereunder or thereunder shall be subject to the terms and conditions of), the Intercreditor Agreement.  In the event of any conflict between this Agreement and any other Loan Document and the Intercreditor Agreement, the Intercreditor Agreement shall control, and no right, power, or remedy granted to the Agent hereunder or under any other Loan Document shall be exercised by the Agent, and no direction shall be given by the Agent in contravention of, the Intercreditor Agreement.  With respect to any requirements herein or any other Loan Document for any Obligor to deliver originals of certificated Equity Interests, Instruments, or similar documents constituting Collateral which is Convertible Notes Priority Collateral, such requirements shall be deemed satisfied to the extent the requirements to deliver the same to the Convertible Notes Agent in accordance with the Intercreditor Agreement and the Convertible Notes Documents are in effect and are satisfied by such Obligor.  To the extent that any covenants, representations or warranties set forth in this Agreement or any other Loan Document are untrue or incorrect solely as a result of the delivery to, or grant of possession or control to, the Convertible Notes Agent in accordance with this Section 15.21, such representation or warranty shall not be deemed to be untrue or incorrect for purposes of this Agreement or such other Loan Document.

15.22. Convertible Notes Priority Collateral»

.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if any deadline with respect to Convertible Notes Priority Collateral to provide any information, any agreements with third parties or a perfected security interest to the Convertible Notes Agent under any Convertible Notes Document is extended or waived thereunder, then any such corresponding deadline under this Agreement or any other Loan Document (if any) shall also be automatically extended or waived, as applicable, hereunder.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

ALLIANCE HAULERS, INC.

By: /s/ WILLIAM J. SANDBROOK
Name: William J. Sandbrook
Title: Vice President
Address:
331 North Main Street
Euless, Texas 76039
Attn:  General Counsel
Telecopy: (817) 835-4165

ATLAS-TUCK CONCRETE, INC.

By: /s/ WILLIAM J. SANDBROOK
Name: William J. Sandbrook
Title: Vice President
Address:
331 North Main Street
Euless, Texas 76039
Attn:  General Counsel
Telecopy: (817) 835-4165

BRECKENRIDGE READY MIX, INC.

By: /s/ WILLIAM J. SANDBROOK
Name: William J. Sandbrook
Title: Vice President
Address:
331 North Main Street
Euless, Texas 76039
Attn:  General Counsel
Telecopy: (817) 835-4165

CENTRAL CONCRETE SUPPLY CO., INC.

By: /s/ WILLIAM J. SANDBROOK
Name: William J. Sandbrook
Title: President
Address:
331 North Main Street
Euless, Texas 76039
Attn:  General Counsel
Telecopy: (817) 835-4165

CENTRAL PRECAST CONCRETE, INC. By: /s/ KEVIN KOHUTEK Name: Kevin Kohutek Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
EASTERN CONCRETE MATERIALS, INC. By: /s/ WILLIAM STEELE Name: William Steele Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
INGRAM CONCRETE, LLC By: /s/ WILLIAM J. SANDBROOK Name: William J. Sandbrook Title: President Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel

KURTZ GRAVEL COMPANY By: /s/ KEVIN KOHUTEK Name: Kevin Kohutek Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC By: /s/ WILLIAM STEELE Name: William Steele Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
MASTER MIX, LLC By: /s/ WILLIAM STEELE Name: William Steele Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
PEBBLE LANE ASSOCIATES, LLC By: /s/ WILLIAM STEELE Name: William Steele Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165

REDI-MIX, LLC By: /s/ WILLIAM J. SANDBROOK Name: William J. Sandbrook Title: Vice President Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
RIVERSIDE MATERIALS, LLC By: /s/ WILLIAM STEELE Name: William Steele Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165

SAN DIEGO PRECAST CONCRETE, INC.

By: /s/ WILLIAM J. SANDBROOK
Name: William J. Sandbrook
Title: Vice President
Address:
331 North Main Street
Euless, Texas 76039
Attn:  General Counsel
Telecopy: (817) 835-4165

SMITH PRE-CAST, INC. By: /s/ WILLIAM J. SANDBROOK Name: William J. Sandbrook Title: Vice President Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165

SUPERIOR CONCRETE MATERIALS, INC.

By: /s/ WILLIAM J. SANDBROOK
Name: William J. Sandbrook
Title: Vice President
Address:
331 North Main Street
Euless, Texas 76039
Attn:  General Counsel
Telecopy: (817) 835-4165

USC TECHNOLOGIES, INC. By: /s/ KEVIN KOHUTEK Name: Kevin Kohutek Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
U.S. CONCRETE ON-SITE, INC. By: /s/ KEVIN KOHUTEK Name: Kevin Kohutek Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165

U.S. CONCRETE, INC.

By: /s/ WILLIAM J. SANDBROOK
Name: William J. Sandbrook
Title: President and Chief Executive Officer
Address:
331 North Main Street
Euless, Texas 76039
Attn:  General Counsel
Telecopy: (817) 835-4165

GUARANTORS:

ALBERTA INVESTMENTS, INC.

By: /s/ WILLIAM J. SANDBROOK
Name: William J. Sandbrook
Title: Vice President
Address:
331 North Main Street
Euless, Texas 76039
Attn:  General Counsel
Telecopy: (817) 835-4165

AMERICAN CONCRETE PRODUCTS, INC. By: /s/ KEVIN KOHUTEK Name: Kevin Kohutek Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
ATLAS REDI-MIX, LLC By: /s/ WILLIAM J. SANDBROOK Name: William J. Sandbrook Title: Vice President Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165

BEALL CONCRETE ENTERPRISES, LLC

By: /s/ WILLIAM J. SANDBROOK
Name: William J. Sandbrook
Title: Vice President
Address:
331 North Main Street
Euless, Texas 76039
Attn:  General Counsel
Telecopy: (817) 835-4165

BEALL INDUSTRIES, INC. By: /s/ WILLIAM J. SANDBROOK Name: William J. Sandbrook Title: Vice President Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165

BEALL INVESTMENT CORPORATION, INC.

By: /s/ WILLIAM J. SANDBROOK
Name: William J. Sandbrook
Title: Vice President
Address:
331 North Main Street
Euless, Texas 76039
Attn:  General Counsel
Telecopy: (817) 835-4165

BEALL MANAGEMENT, INC. By: /s/ WILLIAM J. SANDBROOK Name: William J. Sandbrook Title: Vice President Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
CONCRETE ACQUISITION IV, LLC By: /s/ KEVIN KOHUTEK Name: Kevin Kohutek Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
CONCRETE ACQUISITION V, LLC By: /s/ KEVIN KOHUTEK Name: Kevin Kohutek Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
CONCRETE ACQUISITION VI, LLC By: /s/ KEVIN KOHUTEK Name: Kevin Kohutek Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165

CONCRETE XXXIV ACQUISITION, INC. By: /s/ KEVIN KOHUTEK Name: Kevin Kohutek Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
CONCRETE XXXV ACQUISITION, INC. By: /s/ KEVIN KOHUTEK Name: Kevin Kohutek Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
CONCRETE XXXVI ACQUISITION, INC. By: /s/ KEVIN KOHUTEK Name: Kevin Kohutek Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165

HAMBURG QUARRY LIMITED LIABILITY COMPANY

By: /s/ WILLIAM J. SANDBROOK
Name: William J. Sandbrook
Title: Vice President
Address:
331 North Main Street
Euless, Texas 76039
Attn:  General Counsel
Telecopy: (817) 835-4165

MASTER MIX CONCRETE, LLC By: /s/ WILLIAM STEELE Name: William Steele Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
MG, LLC By: /s/ WILLIAM J. SANDBROOK Name: William J. Sandbrook Title: Vice President Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
NYC CONCRETE MATERIALS, LLC By: /s/ WILLIAM STEELE Name: William Steele Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
REDI-MIX CONCRETE, L.P. By: /s/ WILLIAM J. SANDBROOK Name: William J. Sandbrook Title: Vice President Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165

REDI-MIX GP, LLC By: /s/ WILLIAM J. SANDBROOK Name: William J. Sandbrook Title: Vice President Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
SIERRA PRECAST, INC. By: /s/ KEVIN KOHUTEK Name: Kevin Kohutek Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165

TITAN CONCRETE INDUSTRIES, INC.

By: /s/ WILLIAM J. SANDBROOK
Name: William J. Sandbrook
Title: President
Address:
331 North Main Street
Euless, Texas 76039
Attn:  General Counsel
Telecopy: (817) 835-4165

USC ATLANTIC, INC. By: /s/ WILLIAM STEELE Name: William Steele Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165

USC MANAGEMENT CO., LLC By: /s/ KEVIN KOHUTEK Name: Kevin Kohutek Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165
USC PAYROLL, INC. By: /s/ KEVIN KOHUTEK Name: Kevin Kohutek Title: Treasurer Address: 331 North Main Street Euless, Texas 76039 Attn: General Counsel Telecopy: (817) 835-4165

U.S. CONCRETE TEXAS HOLDINGS, INC.

By: /s/ WILLIAM J. SANDBROOK
Name: William J. Sandbrook
Title: President
Address:
331 North Main Street
Euless, Texas 76039
Attn:  General Counsel
Telecopy: (817) 835-4165

AGENT AND LENDERS:

BANK OF AMERICA, N.A.
as Agent and Lender

By:      /s/ HANCE VANBEBER
Title:   Senior Vice President
Address:
901 Main Street, 11th Floor
Mailcode TX 1-492-11-23
Dallas, Texas 75202
Attn: Loan Administration Manager
Telecopy: 214-209-4766

CAPITAL ONE LEVERAGE FINANCE CORP., as a Lender

By:           /s/ SHAWN ORGERON
Title:           Vice President
Address:
5420 LBJ Freeway, Suite 630
Dallas, Texas 75240
Attn: Shawn Orgeron, Vice President
Telecopy: (972) 770-2671

ANNEX A
to
Loan and Security Agreement

Real Estate to be Mortgaged

(1)           Owner: Central Concrete Supply Co., Inc.
1844 West Winton Avenue
Hayward, Alameda County, California

(2)           Owner: Central Concrete Supply  Co., Inc.
150 and 210 South Linden Avenue South
San Francisco, San Mateo County, California

(3)           Owner: Central Concrete Supply  Co., Inc.
1305 San Mateo Avenue
South San Francisco, San Mateo County, California

(4)           Owner: Central Concrete Supply  Co., Inc.
457 Queen Lane
San Jose, Santa Clara County, California

(5)           Owner: Central Concrete Supply  Co., Inc.
790 Stockton Avenue
San Jose, Santa Clara County, California

(6)           Owner: Kurtz Gravel Company
Holly Quarry
15176 Hawley Road
Holly, Oakland County, Michigan

(7)           Owner: by Eastern Concrete Materials, Inc.
Cedar Bridge Quarry
201 Route 539 South
Barnegat, Ocean County, New Jersey

(8)           Owner: Eastern Concrete Materials, Inc.
3369 Paxtonville Road
Middleburg, Snyder County, Pennsylvania

(9)           Owner: Ingram Concrete, LLC
Noodle Ranch Quarry
FM 126 and FM 1085
Noodle, Jones County, Texas

(10)         Owner: Beall Concrete Enterprises, LLC
706 S. Dallas Parkway
Prosper, Collin County, Texas

(11)         Owner: Redi-Mix, LLC
Plant #260 Frisco Batch Plant
14703 and 14695 Lebanon Road
Frisco, Collin County, Texas

(12)         Owner: Beall Concrete Enterprises, LLC
Alliance Plant
13624 FM 1171
Northlake, Denton County, Texas

(13)         Owner: Redi-Mix, LLC
Plant #259
725 E. College Street
Lewisville, Denton County, Texas

EXHIBIT A
to
Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan and Security Agreement dated as of August 31, 2012, as amended (“Loan Agreement”), among ALLIANCE HAULERS, INC., a Texas corporation (“Alliance”), ATLAS-TUCK CONCRETE, INC., an Oklahoma corporation (“Atlas”), BRECKENRIDGE READY MIX, INC., a Texas corporation (“Breckenridge”), CENTRAL CONCRETE SUPPLY CO., INC., a California corporation (“Central Concrete”), CENTRAL PRECAST CONCRETE, INC., a California corporation (“Central Precast”), EASTERN CONCRETE MATERIALS, INC., a New Jersey corporation (“Eastern”), INGRAM CONCRETE, LLC, a Texas limited liability company (“Ingram”), KURTZ GRAVEL COMPANY, a Michigan corporation (“Kurtz”), LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC, a Delaware limited liability company (“Local”), MASTER MIX, LLC, a Delaware limited liability company (“Master”), PEBBLE LANE ASSOCIATES, LLC, a Delaware limited liability company (“Pebble”), REDI-MIX, LLC, a Texas limited liability company (“Redi-Mix”), RIVERSIDE MATERIALS, LLC, a Delaware limited liability company (“Riverside”), SAN DIEGO PRECAST CONCRETE, INC., a Delaware corporation (“San Diego”), SMITH PRE-CAST, INC., a Delaware corporation (“Smith”), SUPERIOR CONCRETE MATERIALS, INC., a District of Columbia corporation (“Superior”), USC TECHNOLOGIES, INC., a Delaware corporation (“USC”), U.S. CONCRETE ON-SITE, INC., a Delaware corporation (“On-Site”), and U.S. CONCRETE, INC., a Delaware corporation, (“US Concrete”, and together with Alliance, Atlas, Breckenridge, Central Concrete, Central Precast, Eastern, Ingram, Kurtz, Local, Master, Pebble, Redi-Mix, Riverside, San Diego, Smith, Superior, USC and On-Site, collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders.  Terms are used herein as defined in the Loan Agreement.

______________________________________ (“Assignor”) and _________________________ _____________ (“Assignee”) agree as follows:

1.           Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $________ of Assignor’s outstanding Revolver Loans and $___________ of Assignor’s participations in LC Obligations and (b) the amount of $__________ of Assignor’s Revolver Commitment (which represents ____% of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable.  From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.           Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $__________, the outstanding balance of its Revolver Loans and participations in LC Obligations is $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents.  [Assignor is attaching the Note[s] held by it and requests that Agent exchange such Note[s] for new Notes payable to Assignee [and Assignor].]

3.           Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4.           This Agreement shall be governed by the laws of the State of Texas.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.           Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

__________________________
__________________________
__________________________

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):
__________________________
__________________________
__________________________
__________________________

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

__________________________
__________________________
ABA No.
__________________________
Account No.
Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

__________________________
__________________________
ABA No.
__________________________
Account No.
Reference:

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of _____________.

(“Assignee”)

By
     Title:

(“Assignor”)

By
     Title:

EXHIBIT B
to
Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Loan and Security Agreement dated as of August 31, 2012, as amended (“Loan Agreement”), among ALLIANCE HAULERS, INC., a Texas corporation (“Alliance”), ATLAS-TUCK CONCRETE, INC., an Oklahoma corporation (“Atlas”), BRECKENRIDGE READY MIX, INC., a Texas corporation (“Breckenridge”), CENTRAL CONCRETE SUPPLY CO., INC., a California corporation (“Central Concrete”), CENTRAL PRECAST CONCRETE, INC., a California corporation (“Central Precast”), EASTERN CONCRETE MATERIALS, INC., a New Jersey corporation (“Eastern”), INGRAM CONCRETE, LLC, a Texas limited liability company (“Ingram”), KURTZ GRAVEL COMPANY, a Michigan corporation (“Kurtz”), LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC, a Delaware limited liability company (“Local”), MASTER MIX, LLC, a Delaware limited liability company (“Master”), PEBBLE LANE ASSOCIATES, LLC, a Delaware limited liability company (“Pebble”), REDI-MIX, LLC, a Texas limited liability company (“Redi-Mix”), RIVERSIDE MATERIALS, LLC, a Delaware limited liability company (“Riverside”), SAN DIEGO PRECAST CONCRETE, INC., a Delaware corporation (“San Diego”), SMITH PRE-CAST, INC., a Delaware corporation (“Smith”), SUPERIOR CONCRETE MATERIALS, INC., a District of Columbia corporation (“Superior”), USC TECHNOLOGIES, INC., a Delaware corporation (“USC”), U.S. CONCRETE ON-SITE, INC., a Delaware corporation (“On-Site”), and U.S. CONCRETE, INC., a Delaware corporation, (“US Concrete”, and together with Alliance, Atlas, Breckenridge, Central Concrete, Central Precast, Eastern, Ingram, Kurtz, Local, Master, Pebble, Redi-Mix, Riverside, San Diego, Smith, Superior, USC and On-Site, collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of ____________, 20__ (“Assignment Agreement”), between __________________ (“Assignor”) and ____________________ (“Assignee”).  Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $________ of Assignor’s outstanding Revolver Loans and $___________ of Assignor’s participations in LC Obligations and (b) the amount of $__________ of Assignor’s Revolver Commitment (which represents ____% of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable.  Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $_________, and Assignee’s Revolver Commitment to be increased by $_________.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement.  Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

(“Assignee”)

By
     Title:

(“Assignor”)

By
     Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*

_________________________________

By_______________________________
     Title:

* No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,
as Agent

By_______________________________
     Title:

SCHEDULE 1.1
to
Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment
BANK OF AMERICA, N.A.	$65,000,000
CAPITAL ONE LEVERAGE FINANCE CORP.	$15,000,000

SCHEDULE 1.1(a)
to
Loan and Security Agreement

INVESTMENTS

1.	Loan from Superior Concrete Materials, Inc. to Dyna AJ, LLC. Aggregate balance as of 6/30/2012: $68,321.

2.	Dallas Cowboys Personal Seat License. Balance as of 6/30/201: $79,500.

SCHEDULE 8.5
to
Loan and Security Agreement

DEPOSIT ACCOUNTS

Depository Bank	Type of Account	Account Number
JPMorgan Chase Bank NA	Depository Account	826095614
JPMorgan Chase Bank NA	Depository Account	826095564
JPMorgan Chase Bank NA	Depository Account	826095580
JPMorgan Chase Bank NA	Depository Account	826095481
JPMorgan Chase Bank NA	Depository Account	826095507
JPMorgan Chase Bank NA	Depository Account	826095523
JPMorgan Chase Bank NA	Depository Account	826095556
JPMorgan Chase Bank NA	Depository Account	826095572
JPMorgan Chase Bank NA	Depository Account	826095598
JPMorgan Chase Bank NA	Master Depository Account	826095424
JPMorgan Chase Bank NA	Concentration Account	826095606
JPMorgan Chase Bank NA	Controlled Disbursement Acct	826095499
JPMorgan Chase Bank NA	Controlled Disbursement Acct	826095515
JPMorgan Chase Bank NA	Disbursement Account	826095655
JPMorgan Chase Bank NA	Disbursement Account	870511151
JPMorgan Chase Bank NA	Controlled Disbursement Acct	826095440
JPMorgan Chase Bank NA	Controlled Disbursement Acct	826095465
JPMorgan Chase Bank NA	Controlled Disbursement Acct	826095622
JPMorgan Chase Bank NA	Controlled Disbursement Acct	826095630
Citibank NA	Disbursement	30638454
Bank of the West	Field Disbursement Account	1011213

JPMorgan Chase Bank NA	Savings Account	278005411
Garden State Community Bank	Field Depository Account	1366000591
Wells Fargo Bank NA	Field Disbursement Account	3000011012152
BancFirst	Field Depository Account	5000012324
Citizen National Bank, TX	Field Depository Account	0210250
First National Bank of Albany	Field Depository Account	200135445
First Financial Bank, TX	Field Depository Account	55010174297
First Financial Bank, TX	Field Depository Account	1010221001
First Financial Bank, TX	Field Depository Account	61000137316
The First National Bank of Sterling City, TX	Field Depository Account	8100232
Wells Fargo Bank NA	Escrow Account	001038377
U.S. Bank	Depository Account	152308799344
Union Bank	Investment Account	6737304383

--2--

SCHEDULE 8.6.1
to
Loan and Security Agreement

BUSINESS LOCATIONS

1.	Obligors currently have the following business locations, and no others:

Chief Executive Office:

NAME	CHIEF EXECUTIVE OFFICE AND MAILING ADDRESS
Alberta Investments, Inc.	331 N. Main Street Euless, TX 76039
Alliance Haulers, Inc.	331 N. Main Street Euless, TX 76039
American Concrete Products, Inc.	331 N. Main Street Euless, TX 76039
Atlas Redi-Mix, LLC	331 N. Main Street Euless, TX 76039
Atlas-Tuck Concrete, Inc.	2112 W. Bois D'Arc Duncan, OK 73533
Beall Concrete Enterprises, LLC	331 N. Main Street Euless, TX 76039
Beall Industries, Inc.	331 N. Main Street Euless, TX 76039
Beall Investment Corporation, Inc.	331 N. Main Street Euless, TX 76039
Beall Management, Inc.	331 N. Main Street Euless, TX 76039
Breckenridge Ready Mix, Inc.	508 E. Lindsey St. Breckenridge, TX 76424
Central Concrete Supply Co., Inc.	755 Stockton Avenue San Jose, CA 95126
Central Precast Concrete, Inc.	331 N. Main Street Euless, TX 76039
Concrete Acquisition IV, LLC	331 N. Main Street Euless, TX 76039
Concrete Acquisition V, LLC	331 N. Main Street Euless, TX 76039
Concrete Acquisition VI, LLC	331 N. Main Street Euless, TX 76039
Concrete XXXIV Acquisition, Inc.	331 N. Main Street Euless, TX 76039
Concrete XXXV Acquisition, Inc.	331 N. Main Street Euless, TX 76039

NAME	CHIEF EXECUTIVE OFFICE AND MAILING ADDRESS
Concrete XXXVI Acquisition, Inc.	331 N. Main Street Euless, TX 76039
Eastern Concrete Materials, Inc.	475 Market Street Suite 300 Elmwood Park, NJ 07407
Hamburg Quarry Limited Liability Company	475 Market Street Suite 300 Elmwood Park, NJ 07407
Ingram Concrete, LLC	4301 Danhil Drive Brownwood, Texas 76801
Kurtz Gravel Company	33469 West 14 Mile Road, Suite 110 Farmington Hills, MI 48331
Local Concrete Supply & Equipment, LLC	475 Market Street Suite 300 Elmwood Park, NJ 07407
Master Mix Concrete, LLC	475 Market Street Suite 300 Elmwood Park, NJ 07407
Master Mix, LLC	475 Market Street Suite 300 Elmwood Park, NJ 07407
MG, LLC	4600 Forbes Boulevard Suite 105 Lanham, MD 20706
NYC Concrete Materials, LLC	475 Market Street Suite 300 Elmwood Park, NJ 07407
Pebble Lane Associates, LLC	475 Market Street Suite 300 Elmwood Park, NJ 07407
Redi-Mix Concrete, L.P.	331 N. Main Street Euless, TX 76039
Redi-Mix GP, LLC	331 N. Main Street Euless, TX 76039
Redi-Mix, LLC	331 N. Main Street Euless, TX 76039
Riverside Materials, LLC	475 Market Street Suite 300 Elmwood Park, NJ 07407
San Diego Precast Concrete, Inc.	331 N. Main Street Euless, TX 76039
Sierra Precast, Inc.	331 N. Main Street Euless, TX 76039
Smith Pre-Cast, Inc.	2410 West Broadway Road Phoenix, AZ 85041
Superior Concrete Materials, Inc.	4600 Forbes Boulevard Suite 105 Lanham, MD 20706

--2--

NAME	CHIEF EXECUTIVE OFFICE AND MAILING ADDRESS
Titan Concrete Industries, Inc.	c/o Capitol Services, Inc. 615 South Dupont Hwy Dover, DE 19901
U.S. Concrete On-Site, Inc.	331 N. Main Street Euless, TX 76039
U.S. Concrete Texas Holdings, Inc.	331 N. Main Street Euless, TX 76039
U.S. Concrete, Inc.	331 N. Main Street Euless, TX 76039
USC Atlantic, Inc.	475 Market Street Suite 300 Elmwood Park, NJ 07407
USC Management Co., LLC	331 N. Main Street Euless, TX 76039
USC Payroll, Inc.	331 N. Main Street Euless, TX 76039
USC Technologies, Inc.	331 N. Main Street Euless, TX 76039

Other Locations:

NAME	ADDRESS
Central Concrete Supply Co., Inc.	1844 West Winton Avenue Hayward, Alameda County, California
Central Concrete Supply Co., Inc.	150 and 210 South Linden Avenue South San Francisco, San Mateo County, California
Central Concrete Supply Co., Inc.	1305 San Mateo Avenue South San Francisco, San Mateo County, California
Central Concrete Supply Co., Inc.	457 Queen Lane San Jose, Santa Clara County, California
Central Concrete Supply Co., Inc.	790 Stockton Avenue San Jose, Santa Clara County, California
Kurtz Gravel Company	Holly Quarry 15176 Hawley Road Holly, Oakland County, Michigan
Eastern Concrete Materials, Inc.	Cedar Bridge Quarry 201 Route 539 South Barnegat, Ocean County, New Jersey
Eastern Concrete Materials, Inc.	3369 Paxtonville Road Middleburg, Snyder County, Pennsylvania
Ingram Concrete, LLC	Noodle Ranch Quarry FM 126 and FM 1085 Noodle, Jones County, Texas
Beall Concrete Enterprises, LLC	706 S. Dallas Parkway Prosper, Collin County, Texas

--3--

NAME	ADDRESS
Redi-Mix, LLC	Plant #260 Frisco Batch Plant 14703 and 14695 Lebanon Road Frisco, Collin County, Texas
Beall Concrete Enterprises, LLC	Alliance Plant 13624 FM 1171 Northlake, Denton County, Texas
Redi-Mix, LLC	Plant #259 725 E. College Street Lewisville, Denton County, Texas
Smith Pre-Cast, Inc.	2410 W. Broadway Road Phoenix, Arizona
Central Concrete Supply Co., Inc.	755 Stockton Avenue (includes 795) San Jose, California 95126
Central Concrete Supply Co., Inc.	610 McKendrie Street San Jose, California
Central Concrete Supply Co., Inc.	635 Seaport Blvd. Redwood City, California 94060
Central Precast Concrete, Inc.	3500 Boulder Street Pleasanton, CA 94566
Sierra Precast, Inc.	One Live Oak Avenue San Jose, California
Central Concrete Supply Co., Inc.	401 Embarcadero Port of Oakland Area Sublease, Oakland, CA 94606
San Diego Precast Concrete, Inc.	2735 Cactus Road, San Diego, CA
Central Precast Concrete, Inc.	3049 Independence Drive, Suite A, Livermore, CA 94551
Central Precast Concrete, Inc.	1388 Copperhill Prkwy, Santa Rosa, CA 94551
Central Concrete Supply Co., Inc.	925 Waterbird Way, Martinez, Contra Costa County, CA 94553
Central Concrete Supply, Co. Inc.	1645 Stanley Blvd, Pleasanton, CA (approx 2.4 acres located at the southeast corner of assessor's parcel#946-1350-5-3 on El Charro Road, Pleasanton/Livermore, CA)
Central Concrete Supply, Co. Inc.	2400 Peralta Street, Oakland, CA
San Diego Precast Concrete, Inc.	38.51 acres located at 2020 Goetz Road, Perris, CA 92570
Superior Concrete Materials, Inc.	1601 South Capital Street, S.W. Washington, D.C. 20024
Superior Concrete Materials, Inc.	1721 South Capital Street, S.W. Washington, D.C. 20024
Superior Concrete Materials, Inc.	3709 Forestville Road Forestville, MD
U. S. Concrete On-Site, Inc.	3140 West Ward Road, Suite 205, Dunkirk, MD 20754 (formerly 3189 West Ward Road, Suite 101, Dunkirk, Maryland 20754)
Eastern Concrete Materials, Inc.	1 Douglas Arthur Skinner Memorial Blvd. Jersey City, NJ
Eastern Concrete Materials, Inc.	117 Harrison Avenue Roseland, New Jersey 07068

--4--

NAME	ADDRESS
Eastern Concrete Materials, Inc.	1,930/sf in bldg at 117 Harrison Avenue Roseland, New Jersey 07068
Eastern Concrete Materials, Inc.	Old Quarry Road Lots 2.40 and 2.41 Bernardsville, New Jersey
Eastern Concrete Materials, Inc.	125 Hamburg Turnpike Riverdale, New Jersey
Eastern Concrete Materials, Inc.	305 West Fort Lee Road Bogota, NJ 07603
Eastern Concrete Materials, Inc.	625 Mt. Hope Road Wharton, New Jersey
Eastern Concrete Materials, Inc.	Washington Boulevard & 18th Street Jersey City, New Jersey
Eastern Concrete Materials, Inc.	475 Market Street Elmwood Park, New Jersey
Eastern Concrete Materials, Inc.	800 Passaic Avenue East Newark, New Jersey
Eastern Concrete Materials, Inc.	1631 Patterson Plank Road Secaucus, New Jersey
Eastern Concrete Materials, Inc.	265 Broadway, Jersey City, New Jersey
Eastern Concrete Materials, Inc.	Crusher Road West Nyack Town of Clarkstown, New York
Local Concrete Supply & Equipment, LLC	9814 Ditmas St, NY
Riverside Materials LLC	640 Columbia St. (also referred to as Red Hook), New York
Master Mix, LLC	333 Chelsea Road, Staten Island, New York
Riverside Materials LLC	One Edison Avenue, Mount Vernon, New York
Pebble Lane Associates, LLC	15,250 sqft at 57-00 47th street, Maspeth, NY 11378
Pebble Lane Associates, LLC	119,064 sqft at 57-00 47th street, Maspeth, NY 11378
Atlas-Tuck Concrete, Inc.	620 N. Cimarron Tuttle, Oklahoma 73089
Atlas-Tuck Concrete, Inc.	Trucking Lease 2112 W. Bois D’Arc Duncan, Oklahoma 73533
Atlas-Tuck Concrete, Inc.	Plant 2112 W. Bois D’Arc Duncan, Oklahoma 73533
Redi-Mix, LLC	North Dallas Plant 5.48 acres Dallas County, Dallas 11080 Luna Road Dallas, TX
Redi-Mix, LLC	Dallas Plant 3301 National Street Dallas, Texas
Redi-Mix, LLC	Ft. Worth Plant 2725 Premier Street Fort Worth, Texas
Redi-Mix, LLC	1230 Sloan Road Waxahachie, Texas

--5--

NAME	ADDRESS
Redi-Mix, LLC	331 N. Main Euless, TX
USC Management Co., L.P.	2925 Briarpark, Suite 1050 Houston, Texas 77042
Ingram Concrete, LLC	McPhail Mining Lease Lots 9, 10, 15, & 16 of the L.E. Dodds Tracts in Eastland County TX
Ingram Concrete, LLC	Levelland Lease, 2000 S.W. Avenue, Levelland, TX 79336
Ingram Concrete, LLC	1207 West Pierce Street, San Saba, Texas 76877
Ingram Concrete, LLC	Sanco - Robert Lee - Frank Book Sand Rock & Gravel Lease - Coke County
Ingram Concrete, LLC	Sanco - Robert Lee and Bronte - Salmon Sand Rock & Gravel Lease - Coke County
Ingram Concrete, LLC	Sanco - Robert Lee - Ivey Petersen Sand Rock & Gravel Lease - Coke County
Ingram Concrete, LLC	Sanco - Robert Lee - Percifull Sand Rock & Gravel Lease - Coke County
Ingram Concrete, LLC
Sanco - Robert Lee - Percifull Plant Site Lease - Coke County
Address for Sanco-Robert Lee Profit Center and location of inventory (as extracted collateral): 1251 Valleyview Road, Robert Lee, Texas 76945

Ingram Concrete, LLC	Sanco - Bronte - Billingsley Plant Site Lease - Coke County Address for Sanco-Bronte Profit Center and location of inventory (as extracted collateral): 1816 Double Barrel Road, Bronte, Texas 76933
Ingram Concrete, LLC	Sanco - Bronte - Hickman 1 Sand Rock & Gravel Lease and Amendment - Coke County
Ingram Concrete, LLC	Sanco - Bronte - Hickman 2 Sand Rock & Gravel Lease - Coke County
Ingram Concrete, LLC	Parker Ranch - Pecos River Rock Sand & Gravel Lease – Iraan TX
Ingram Concrete, LLC	Vaughn Lease in Somervell County TX (part of Rainbow Quarry)
Ingram Concrete, LLC	Durant Lease Somervell County TX (part of Rainbow Quarry)
Ingram Concrete, LLC	Grissom Sand Rock and Gravel Lease Somervell County (part of Rainbow Quarry)
Ingram Concrete, LLC	West Texas Limestone Quarry Coleman Mining Lease
Ingram Concrete, LLC	Breckenridge Industrial Foundation Land Lease
Ingram Concrete, LLC	Eastland Plant FM 3101 North Eastland Texas 76448
Ingram Concrete, LLC	Brownwood Plant, 1601 CR 234 (changed address from US 377 Brady Hwy), Brown County, TX
Ingram Concrete, LLC	Hamilton Plant, Fair Park Road, Hamilton, TX
Redi-Mix, LLC	Gainesville Railroad Lease Plant Site, Gainesville, Texas .65 of an acre

--6--

NAME	ADDRESS
Redi-Mix, LLC	Fort Worth Plant, Truck Parking Lease, North Sylvania Avenue, Fort Worth, Texas
Redi-Mix, LLC	Whitesboro Plant, US Hwy No 82, Whitesboro, TX
Ingram Concrete, LLC	105 West 12th Street, Sweetwater, TX (1.67 acres to be used for a ready-mixed concrete plant)
Ingram Concrete, LLC	105 West 12th Street, Sweetwater, TX (2 sites containing a total area of 60,600 sq feet more or less to be used for truck storage and parking)
Ingram Concrete, LLC	Colorado City Plant 721 W. I-20, Colorado City, Texas 79512 (2.038 acres at the Wallace Unit)
Ingram Concrete, LLC	605 North Benton Street, Big Spring, TX 79720-1436 (8.959 acres to be used for a concrete plant)
Ingram Concrete, LLC	373 Concrete Mobility Way, Colorado City, TX
Ingram Concrete, LLC	Jones County – Sand, Gravel and Rock Lease
Central Concrete Supply Co., Inc.	150 S. Linden Avenue, South San Francisco, CA 94080

2.	In the five years preceding the Closing Date, Borrowers have had no office or place of business located in any county other than as set forth above, except:

NAME	PRIOR ADDRESS
American Concrete Products, Inc.	3049 Independence Drive, Suite A Livermore, CA 94551
Atlas Redi-Mix, LLC	2925 Briarpark Suite 1050 Houston, TX 77042
Central Precast Concrete, Inc.	3049 Independence Drive, Suite A Livermore, CA 94551
Concrete Acquisition IV, LLC	2925 Briarpark Suite 1050 Houston, TX 77042
Concrete Acquisition V, LLC	2925 Briarpark Suite 1050 Houston, TX 77042
Concrete Acquisition VI, LLC	2925 Briarpark Suite 1050 Houston, TX 77042
Concrete XXXIV Acquisition, Inc.	2925 Briarpark Suite 1050 Houston, TX 77042
Concrete XXXV Acquisition, Inc.	2925 Briarpark Suite 1050 Houston, TX 77042

--7--

NAME	PRIOR ADDRESS
Concrete XXXVI Acquisition, Inc.	2925 Briarpark Suite 1050 Houston, TX 77042
San Diego Precast Concrete, Inc.	2735 Cactus Rd. San Diego, CA 92154
Sierra Precast, Inc.	3049 Independence Drive, Suite A Livermore, CA 94551
U.S. Concrete On-Site, Inc.	2925 Briarpark Suite 1050 Houston, TX 77042
U.S. Concrete Texas Holdings, Inc.	2925 Briarpark Suite 1050 Houston, TX 77042
U.S. Concrete, Inc.	2925 Briarpark Suite 1050 Houston, TX 77042
USC Management Co., LLC	2925 Briarpark Suite 1050 Houston, TX 77042
USC Payroll, Inc.	2925 Briarpark Suite 1050 Houston, TX 77042
USC Technologies, Inc.	2925 Briarpark Suite 1050 Houston, TX 77042

3.	Each Subsidiary currently has the following business locations, and no others:

Chief Executive Office: None, except as set forth above.

Other Locations: None, except as set forth above.

4.	The following bailees, warehouseman, similar parties and consignees hold inventory of an Obligor or Subsidiary:

--8--

Name and Address of Party	Nature of Relationship	Amount of Inventory	Owner of Inventory
Samuel T. Wilkes Silver Plant #1546 Near Colorado City, Mitchell County, TX	Samuel T. Wilkes is the owner of property on which Inventory purchased by the Obligor from Samuel T. Wilkes is located. The Obligor’s Inventory is segregated into piles at this location.	$144,000 (not included in Borrowing Base)	Ingram Concrete, LLC

--9--

SCHEDULE 9.1.1
to
Loan and Security Agreement

ORGANIZATION AND QUALIFICATION

1.	Titan Concrete Industries, Inc. is currently not qualified and in good standing in the State of Tennessee.

2.	U.S. Concrete On-Site, Inc. is currently not qualified and in good standing in the State of Louisiana.

SCHEDULE 9.1.4
to
Loan and Security Agreement

NAMES AND CAPITAL STRUCTURE

1.	The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of each Obligor and Subsidiary are as follows:

Name, Jurisdiction	Class of Authorized Equity Interests	Number of Authorized Equity Interests	Number and Class of Issued Equity Interests
Alberta Investments, Inc., a Texas corporation	Class A Common Class B Common Preferred	15,000 500 1,000 (500 of which are designated as Series A Preferred)	0 15 330
Alliance Haulers, Inc., a Texas corporation	Common	1,000	1,000
American Concrete Products, Inc., a California corporation	Common	50,000	42
Atlas Redi-Mix, LLC, a Texas limited liability company	Uncertificated limited liability company interest
Atlas-Tuck Concrete, Inc., an Oklahoma corporation	Common	40,000	18,302
Beall Concrete Enterprises, LLC, a Texas limited liability company	Uncertificated limited liability company interest
Beall Industries, Inc., a Texas corporation	Common	100,000	61,124.8
Beall Investment Corporation, Inc., a Delaware corporation	Common	1,000	100

Name, Jurisdiction	Class of Authorized Equity Interests	Number of Authorized Equity Interests	Number and Class of Issued Equity Interests
Beall Management, Inc., a Texas corporation	Common	1,000	100
Breckenridge Ready-Mix, Inc., a Texas corporation	Common	1,000	900
Central Concrete Supply Co., Inc., a California corporation	Common	1,000	1,000
Central Precast Concrete, Inc., a California corporation	Class A Common Class B Common Preferred	720 5,800 12,800	26.67 713.23 0
Concrete Acquisition IV, LLC, a Delaware limited liability company	Uncertificated limited liability company interest
Concrete Acquisition V, LLC, a Delaware limited liability company	Uncertificated limited liability company interest
Concrete Acquisition VI, LLC, a Delaware limited liability company	Uncertificated limited liability company interest
Concrete XXXIV Acquisition, Inc., a Delaware corporation	Common	1,000	1,000
Concrete XXXV Acquisition, Inc., a Delaware corporation	Common	1,000	1,000
Concrete XXXVI Acquisition, Inc., a Delaware corporation	Common	1,000	1,000
Eastern Concrete Materials, Inc., a New Jersey corporation	Common	1,000	1,000

Name, Jurisdiction	Class of Authorized Equity Interests	Number of Authorized Equity Interests	Number and Class of Issued Equity Interests
Hamburg Quarry Limited Liability Company, a New Jersey limited liability company	Uncertificated limited liability company interest
Ingram Concrete, LLC, a Texas limited liability company	Uncertificated limited liability company interest
Kurtz Gravel Company, a Michigan corporation	Class A Common Class B Common	11,000 895,000	5484 0
Local Concrete Supply & Equipment, LLC, a Delaware limited liability company	Uncertificated limited liability company interest
Master Mix, LLC, a Delaware limited liability company	Uncertificated limited liability company interest
Master Mix Concrete, LLC, a New Jersey limited liability company	Uncertificated limited liability company interest
MG, LLC, a Maryland limited liability company	Uncertificated limited liability company interest
NYC Concrete Materials, LLC, a Delaware limited liability company	Uncertificated limited liability company interest
Pebble Lane Associates, LLC, a Delaware limited liability company	Uncertificated limited liability company interest
Redi-Mix Concrete, LP, a Texas limited partnership	Uncertificated limited partnership interest

Name, Jurisdiction	Class of Authorized Equity Interests	Number of Authorized Equity Interests	Number and Class of Issued Equity Interests
Redi-Mix, GP, LLC, a Texas limited liability company	Uncertificated limited liability company interest
Redi-Mix, LLC, a Texas limited liability company	Uncertificated limited liability company interest
Riverside Materials, LLC, a Delaware limited liability company	Uncertificated limited liability company interest
San Diego Precast Concrete, Inc., a Delaware corporation	Common	1,000	1,000
Sierra Precast, Inc., a California corporation	Common	75,000	9,500
Smith Pre-cast, Inc., a Delaware corporation	Common	1,000	1,000
Superior Concrete Materials, Inc., a District of Columbia corporation	Common	1,000	1,000
Titan Concrete Industries, Inc., a Delaware corporation	Common	1,000	1,000
USC Atlantic, Inc., a Delaware corporation	Common	1,000	1,000
USC Management Co., LLC, a Delaware limited liability company	Uncertificated limited liability company interest
USC Payroll, Inc., a Delaware corporation	Common	1,000	1,000

Name, Jurisdiction	Class of Authorized Equity Interests	Number of Authorized Equity Interests	Number and Class of Issued Equity Interests
USC Technologies, Inc., a Delaware corporation	Common	1,000	1,000
U.S. Concrete, Inc., a Delaware corporation	Public
U.S. Concrete On-Site, Inc., a Delaware corporation	Common	1,000	1,000
U.S. Concrete Texas Holdings, Inc., a Delaware corporation	Common	1,000	1,000

2.	The record holders of Equity Interests of each Obligor and Subsidiary are as follows:

Name, Jurisdiction	Class of Stock	Number of Shares	Record Owner
Alberta Investments, Inc., a Texas corporation	Class A Common Class B Common Preferred	100%	U.S. Concrete, Inc., a Delaware corporation
Alliance Haulers, Inc., a Texas corporation	Common	100%	U.S. Concrete, Inc., a Delaware corporation
American Concrete Products, Inc., a California corporation	Common	100%	Sierra Precast, Inc., a California corporation
Atlas Redi-Mix, LLC, a Texas limited liability company	Uncertificated limited liability company interest	100%	Alberta Investments, Inc., a Texas corporation
Atlas-Tuck Concrete, Inc., an Oklahoma corporation	Common	100%	U.S. Concrete, Inc., a Delaware corporation
Beall Concrete Enterprises, LLC, a Texas limited liability company	Uncertificated limited liability company interest	100%	Beall Management, Inc., a Texas corporation
			Beall Investment Corporation, Inc., a Delaware corporation

Name, Jurisdiction	Class of Stock	Number of Shares	Record Owner
Beall Industries, Inc., a Texas corporation	Common	100%	U.S. Concrete, Inc., a Delaware corporation
Beall Investment Corporation, Inc., a Delaware corporation	Common	100%	Beall Industries, Inc., a Texas corporation
Beall Management, Inc., a Texas corporation	Common	100%	Beall Industries, Inc., a Texas corporation
Breckenridge Ready-Mix, Inc., a Texas corporation	Common	100%	Ingram Concrete, LLC, a Texas limited liability company
Central Concrete Supply Co., Inc., a California corporation	Common	100%	U.S. Concrete, Inc., a Delaware corporation
Central Precast Concrete, Inc., a California corporation	Class A Common Class B Common Preferred	100%	U.S. Concrete, Inc., a Delaware corporation
Concrete Acquisition IV, LLC, a Delaware limited liability company	Uncertificated limited liability company interest	100%	U.S. Concrete, Inc., a Delaware corporation
Concrete Acquisition V, LLC, a Delaware limited liability company	Uncertificated limited liability company interest	100%	U.S. Concrete, Inc., a Delaware corporation
Concrete Acquisition VI, LLC, a Delaware limited liability company	Uncertificated limited liability company interest	100%	U.S. Concrete, Inc., a Delaware corporation
Concrete XXXIV Acquisition, Inc., a Delaware corporation	Common	100%	U.S. Concrete, Inc., a Delaware corporation

Name, Jurisdiction	Class of Stock	Number of Shares	Record Owner
Concrete XXXV Acquisition, Inc., a Delaware corporation	Common	100%	U.S. Concrete, Inc., a Delaware corporation
Concrete XXXVI Acquisition, Inc., a Delaware corporation	Common	100%	U.S. Concrete, Inc., a Delaware corporation
Eastern Concrete Materials, Inc., a New Jersey corporation	Common	100%	USC Atlantic, Inc., a Delaware corporation
Hamburg Quarry Limited Liability Company, a New Jersey limited liability company	Uncertificated limited liability company interest	100%	Eastern Concrete Materials, Inc., a New Jersey corporation
Ingram Concrete, LLC, a Texas limited liability company	Uncertificated limited liability company interest	100%	U.S. Concrete Texas Holdings, Inc., a Delaware corporation
Kurtz Gravel Company, a Michigan corporation	Class A Common Class B Common	100%	U.S. Concrete, Inc., a Delaware corporation
Local Concrete Supply & Equipment, LLC, a Delaware limited liability company	Uncertificated limited liability company interest	100%	NYC Concrete Materials, LLC, a Delaware limited liability company f/k/a USC Atlantic, Inc.
Master Mix, LLC, a Delaware limited liability company	Uncertificated limited liability company interest	100%	NYC Concrete Materials, LLC, a Delaware limited liability company f/k/a USC Atlantic, Inc.
Master Mix Concrete, LLC, a New Jersey limited liability company	Uncertificated limited liability company interest	100%	NYC Concrete Materials, LLC, a Delaware limited liability company f/k/a USC Atlantic, Inc.

Name, Jurisdiction	Class of Stock	Number of Shares	Record Owner
MG, LLC, a Maryland limited liability company	Uncertificated limited liability company interest	100%	Superior Concrete Materials, Inc., a District of Columbia corporation
NYC Concrete Materials, LLC, a Delaware limited liability company	Uncertificated limited liability company interest	100%	USC Atlantic, Inc., a Delaware corporation
Pebble Lane Associates, LLC, a Delaware limited liability company	Uncertificated limited liability company interest	100%	NYC Concrete Materials, LLC, a Delaware limited liability company f/k/a USC Atlantic, Inc.
Redi-Mix Concrete, LP, a Texas limited partnership	Uncertificated limited partnership interest	100%	Redi-Mix GP, LLC, a Texas limited liability company
Redi-Mix, GP, LLC, a Texas limited liability company	Uncertificated limited liability company interest	100%	Redi-Mix, LLC, a Texas limited liability company
Redi-Mix, LLC, a Texas limited liability company	Uncertificated limited liability company interest	100%	Redi-Mix, LLC, a Texas limited liability company
Riverside Materials, LLC, a Delaware limited liability company	Uncertificated limited liability company interest	100%	U.S. Concrete Texas Holdings, Inc., a Delaware corporation
San Diego Precast Concrete, Inc., a Delaware corporation	Common	100%	Eastern Concrete Materials, Inc., a New Jersey corporation
Sierra Precast, Inc., a California corporation	Common	100%	U.S. Concrete, Inc., a Delaware corporation

Name, Jurisdiction	Class of Stock	Number of Shares	Record Owner
Smith Pre-cast, Inc., a Delaware corporation	Common	100%	U.S. Concrete, Inc., a Delaware corporation
Superior Concrete Materials, Inc., a District of Columbia corporation	Common	100%	U.S. Concrete, Inc., a Delaware corporation
Titan Concrete Industries, Inc., a Delaware corporation	Common	100%	U.S. Concrete, Inc., a Delaware corporation
USC Atlantic, Inc., a Delaware corporation	Common	100%	U.S. Concrete, Inc., a Delaware corporation
USC Management Co., LLC, a Delaware limited liability company	Uncertificated limited liability company interest	100%	U.S. Concrete, Inc., a Delaware corporation
USC Payroll, Inc., a Delaware corporation	Common	100%	U.S. Concrete, Inc., a Delaware corporation
USC Technologies, Inc., a Delaware corporation	Common	100%	U.S. Concrete, Inc., a Delaware corporation
U.S. Concrete, Inc., a Delaware corporation	Public
U.S. Concrete On-Site, Inc., a Delaware corporation	Common	100%	U.S. Concrete, Inc., a Delaware corporation
U.S. Concrete Texas Holdings, Inc., a Delaware corporation	Common	100%	Alberta Investments, Inc., a Texas corporation

3.	All agreements binding on holders of Equity Interests of Obligor and Subsidiaries with respect to such interests are as follows:

None, other than the Organic Documents of such entities, as applicable.

4.	Since July 27, 2010, no Obligor or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination, except:

a.
Acquisition of certain of the assets, real property and contractual rights held by Sweetwater Ready-Mix Concrete Co. by Ingram Concrete, LLC, pursuant to that certain Asset Purchase Agreement, dated October 2010, by and among Ingram Concrete, LLC, Sweetwater Ready-Mix Concrete Co. and the other parties party thereto.

b.	The following mergers by and between Subsidiaries of U.S. Concrete, Inc., as set forth in more detail below:

Kurtz Gravel Company	Merged with Builders’ Redi-Mix, LLC on 12/30/10 Merged with BWB, Inc. of Michigan on 12/30/10 Merged with Superior Holdings, Inc. on 12/30/10 Merged with USC Michigan, Inc. on 12/30/10
USC Management Co., LLC	Merged with USC Management Co., LLC on 12/31/10

5. Purchase options, warrants, etc.

None.

SCHEDULE 9.1.8
to
Loan and Security Agreement

SURETY OBLIGATIONS

None.

SCHEDULE 9.1.9
to
Loan and Security Agreement

TAXES

1.	The State of Texas alleges certain Taxes under Chapter 171 of the Texas Tax Code are owed by Borrowers.
2.	Titan Concrete Industries, Inc. owes less than $200 in Taxes to the State of Tennessee.

SCHEDULE 9.1.11
to
Loan and Security Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.	Obligors’ and Subsidiaries’ patents:

Patent	Owner	Status in Patent Office	Federal Registration No.	Registration Date
Cementitious Compositions for Decreasing the Rate of Water Vapor Emissions from Concrete and Methods for Preparing and Using the Same	U.S. Concrete, Inc.	Published – U.S.	US20110015306	1/20/2011
Method for Estimating Properties of Concrete	U.S. Concrete, Inc.	Published – U.S.	US20110011161 (Patent No. 8,220,344 issued 7/17/2012)	1/20/2011
Cementitious Compositions for Decreasing the Rate of Water Vapor Emissions from Concrete and Methods for Preparing and Using the Same	U.S. Concrete, Inc.	Published/ Inactive – International	WO2011/008936	1/20/2011
Method for Estimating Properties of Concrete	U.S. Concrete, Inc.	Published/ Inactive – International	WO2011/008907	1/20/2011
Cementitious Compositions for Decreasing the Rate of Water Vapor Emissions from Concrete and Methods for Preparing and Using the Same	U.S. Concrete, Inc.	Pending – U.S. Non-Provisional	13/062,603 (Application)	3/7/2011 (Application)
Cementitious Compositions for Decreasing the Rate of Water Vapor Emissions from Concrete and Methods for Preparing and Using the Same	U.S. Concrete, Inc.	Pending – Canada	2762317 (Application)	11/16/2011 (Application)
Cementitious Compositions for Decreasing the Rate of Water Vapor Emissions from Concrete and Methods for Preparing and Using the Same	U.S. Concrete, Inc.	Pending – Mexico	MX/A/2011/013854 (Application)	12/16/2011 (Application)
Cementitious Compositions for Decreasing the Rate of Water Vapor Emissions from Concrete and Methods for Preparing and Using the Same	U.S. Concrete, Inc.	Pending - Brazil	BR112012000965-6 (Application)	1/13/2012 (Application)

2.	Obligors’ and Subsidiaries’ trademarks:

Trademark	Owner	Status in Trademark Office	Federal Registration No.	Registration Date
Aridus	U.S. Concrete, Inc.	Published	Argentina – 3068403	2/22/2011 (Application)
Aridus	U.S. Concrete, Inc.	Published	Argentina – 3068404	2/22/2011 (Application)
Aridus	U.S. Concrete, Inc.	Published	Brazil – 830949305	2/28/2011 (Application)
Aridus	U.S. Concrete, Inc.	Published	Brazil – 830949321	2/28/2011 (Application)
Aridus	U.S. Concrete, Inc.	Pending	Canada – 1554442	11/30/2011 (Application)
Aridus	U.S. Concrete, Inc.	Pending	Chile – 942257	2/24/2011 (Application)
Aridus	U.S. Concrete, Inc.	Pending	Chile – 942257	2/24/2011 (Application)
Aridus	U.S. Concrete, Inc.	Registered	China (Madrid Protocol) – A0023348 (USPTO Approval Number) – Reg. No. 1071182	2/23/2011
Aridus	U.S. Concrete, Inc.	Registered	Egypt (Madrid Protocol) - A0023348 (USPTO Approval Number) – Reg. No. 1071182	2/23/2011

Trademark	Owner	Status in Trademark Office	Federal Registration No.	Registration Date
Aridus	U.S. Concrete, Inc.	Registered	Europe (Madrid Protocol) - A0023348 (USPTO Approval Number) – Reg. No. 1071182	2/23/2011
Aridus	U.S. Concrete, Inc.	Registered	Japan (Madrid Protocol) - A0023348 (USPTO Approval Number) – Reg. No. 1071182	2/23/2011
Aridus	U.S. Concrete, Inc.	Registered	Korea (Madrid Protocol) - A0023348 (USPTO Approval Number) – Reg. No. 1071182	2/23/2011
Aridus	U.S. Concrete, Inc.	Registered	Madrid Protocol (Parent) - A0023348 (USPTO Approval Number) – Reg. No. 1071182	2/23/2011
Aridus	U.S. Concrete, Inc.	Registered	Mexico – 1226159	7/27/2011
Aridus	U.S. Concrete, Inc.	Registered	Mexico - 1229633	7/27/2011
Aridus	U.S. Concrete, Inc.	Registered	Norway (Madrid Protocol) - A0023348 (USPTO Approval Number) – Reg. No. 1071182	2/23/2011
Aridus	U.S. Concrete, Inc.	Registered	Russia (Madrid Protocol) - A0023348 (USPTO Approval Number) – Reg. No. 1071182	2/23/2011

Trademark	Owner	Status in Trademark Office	Federal Registration No.	Registration Date
Aridus	U.S. Concrete, Inc.	Registered	Singapore (Madrid Protocol) - A0023348 (USPTO Approval Number) – Reg. No. 1071182	2/23/2011
Aridus	U.S. Concrete, Inc.	Registered	Switzerland (Madrid Protocol) - A0023348 (USPTO Approval Number) – Reg. No. 1071182	2/23/2011
Aridus	U.S. Concrete, Inc.	Registered	U.S. – 3954518	5/3/2011
Aridus and design (triangle)	U.S. Concrete, Inc.	Pending	U.S. – 85/545,223	2/16/2012 (Application)
Aridus and design (square)	U.S. Concrete, Inc.	Pending	U.S. – 85/623,372	5/11/2012 (Application)
ColorfastEF and design	U.S. Concrete, Inc.	Registered	U.S. – 3994438	7/12/2011
Con-Struct-Lite	U.S. Concrete, Inc.	Registered	U.S. – 3455590	6/24/2008
EF Technology	U.S. Concrete, Inc.	Registered	U.S. – 3415322	4/22/2008
EF Technology	U.S. Concrete, Inc.	Registered	U.S. – 3873706	11/9/2010
EF Technology and design	U.S. Concrete, Inc.	Registered	U.S. – 3873707	11/9/2010
EF Technology and design	U.S. Concrete, Inc.	Registered	U.S. – 3415323	4/22/2008
Site Fresh	U.S. Concrete, Inc.	Registered	U.S. – 2993255	9/6/2005

Trademark	Owner	Status in Trademark Office	Federal Registration No.	Registration Date
Site Set	U.S. Concrete, Inc.	Pending	U.S. – 85/530,305	1/31/2012 (Application)
USC Technologies	U.S. Concrete, Inc.	Pending	U.S. – 85/545,266	2/16/2012 (Application)
USC Technologies and design	U.S. Concrete, Inc.	Pending	U.S. – 85/530,256	1/31/2012 (Application)
US Concrete	U.S. Concrete, Inc.	Not filed	N/A
Vaposeal (word)	U.S. Concrete, Inc.	Abandoned	U.S. – 77/294,880	7/12/10 (Abandoned – SOU)

3.	Obligors’ and Subsidiaries’ copyrights:

Copyright	Owner	Status in Copyright Office	Federal Registration No.	Registration Date
None.

4.	Obligors’ and Subsidiaries’ licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

Licensor	Description of License	Term of License	Royalties Payable
None.

SCHEDULE 9.1.14
to
Loan and Security Agreement

ENVIRONMENTAL MATTERS

None.

SCHEDULE 9.1.15
to
Loan and Security Agreement

RESTRICTIVE AGREEMENTS

Entity	Agreement	Restrictive Provisions
U.S. Concrete, Inc. and its Subsidiaries	Indenture, dated as of August 31, 2010, by and among U.S. Concrete, Inc., the Guarantors named therein, and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent.	Publicly filed as Exhibit 4.2 to the U.S. Concrete, Inc.’s Current Report on Form 8-K filed on September 2, 2010.
U.S. Concrete, Inc. and its Subsidiaries	Pledge and Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., its subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent.	Publicly filed as Exhibit 4.4 to the U.S. Concrete, Inc.’s Current Report on Form 8-K filed on September 2, 2010.
U.S. Concrete, Inc. and its Subsidiaries
Intercreditor Agreement, dated as of August 31, 2010, by and among JPMorgan Chase Bank, N.A., as administrative agent, U.S. Bank National Association, as Trustee and noteholder collateral agent and each of the loan parties party thereto.
Publicly filed as Exhibit 10.3 to the U.S. Concrete, Inc.’s Current Report on Form 8-K filed on September 2, 2010.
U.S. Concrete, Inc.; San Diego Precast Concrete, Inc.
First Lien Patent Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc. and San Diego Precast Concrete, Inc., as grantors, and U.S. Bank National Association, as trustee and noteholder collateral agent.
Publicly filed as Exhibit 4.11 to the U.S. Concrete, Inc.’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 filed on November 9, 2010.
U.S. Concrete, Inc.	First Lien Trademark Security Agreement, dated as of August 31, 2010, by and between U.S. Concrete, Inc., as grantor, and U.S. Bank National Association, as trustee and noteholder collateral agent.	Publicly filed as Exhibit 4.12 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 filed on November 9, 2010.

SCHEDULE 9.1.16
to
Loan and Security Agreement

LITIGATION

1.	Proceedings and investigations pending against Obligors or Subsidiaries:

None.

2.	Threatened proceedings or investigations of which any Obligor or Subsidiary is aware:

None.

3.	Pending Commercial Tort Claim of any Obligor:

None.

SCHEDULE 9.1.18
to
Loan and Security Agreement

PENSION PLAN DISCLOSURES

None.
SCHEDULE 9.1.20
to
Loan and Security Agreement

LABOR CONTRACTS

Obligors and Subsidiaries are party to the following collective bargaining agreements:

Company	Location(s)	Union	Local Union #
Eastern Concrete Materials, Inc.	West Nyack, NY Plant Personnel	Operating Engineers	825
Eastern Concrete Materials, Inc.	Mt. Vernon (Riverside)	Operating Engineers	137
Eastern Concrete Materials, Inc.	Sharrotts Rd., Staten Island	Teamster	282
Eastern Concrete Materials, Inc.	Red Hook – Riverside	Teamster	282
Eastern Concrete Materials, Inc.	Riverside /Westchester	Teamster	282
Master Mix, LLC	Master Mix –Staten Island	Teamster	282
Eastern Concrete Materials, Inc.	Roseland	Teamster	408
Eastern Concrete Materials, Inc.	W. Nyack-NY	Teamster	445
Eastern Concrete Materials, Inc.	Sharrotts Rd., Staten Island	AFL-CIO	447
Eastern Concrete Materials, Inc.	Riverside /Westchester	Teamster	456
Eastern Concrete Materials, Inc.	Howell Plant	Teamster	469
Eastern Concrete Materials, Inc.	Bernardsville	Teamster	469
Eastern Concrete Materials, Inc.	Hamburg Quarry	Laborers	472
Eastern Concrete Materials, Inc.	R’dale-Bogota-Mt. Hope-Newark	Laborers	472
Eastern Concrete Materials, Inc.	Mt. Hope	Teamster	560
Eastern Concrete Materials, Inc.	Bogota & Jersey City Drivers	Teamster	560
Eastern Concrete Materials, Inc.	East Newark Drivers	Teamster	641
Eastern Concrete Materials, Inc.	Red Hook	Laborers	731
Eastern Concrete Materials, Inc.	Utility Workers All NJ Plants	Operating Engineers	825

Eastern Concrete Materials, Inc.	Cedar Bridge Quarry	Operating Engineers	825
Eastern Concrete Materials, Inc.	Glen Gardner Quarry	Operating Engineers	825
Eastern Concrete Materials, Inc.	New Jersey	Operating Engineers	825
Local Concrete Supply & Equipment, LLC	Local in Brooklyn. NY	L.I.F.E	890
Central Concrete Supply Co., Inc.	All Central locations except Oakland and Hayward	Operating Engineers	OE-3
Central Concrete Supply Co., Inc.	South Bay Area	Teamsters	Local 287
Central Concrete Supply Co., Inc.	East and West Bay Area	Teamsters	Local 853
Central Concrete Supply Co., Inc.	Contra Costa County	Teamsters	Local 315
Central Concrete Supply Co., Inc.	South Bay Area	Machinists	Local 1101
Central Concrete Supply Co., Inc.	East Bay Area	Machinists	Lodge No. 1546

SCHEDULE 10.2.2
to
Loan and Security Agreement

EXISTING LIENS

Liens pursuant to that certain Security Agreement, dated October 1, 2010, by Ingram Concrete, LLC in favor of Sweetwater Ready-Mix Concrete Co. and Thomas G. Burwick.

SCHEDULE 10.2.16
to
Loan and Security Agreement

EXISTING AFFILIATE TRANSACTIONS

1.	Promissory Note, dated May 13, 2008, made by Randy Wochy, in favor of USC Management CO., LLC, in the original aggregate principal amount of $220,000.00.

2.
On completion of US Concrete’s initial public offering in 1999, US Concrete (or a Subsidiary thereof) entered into new facilities leases, or extended existing leases, with former stockholders or affiliates of former stockholders of several newly acquired subsidiaries, including Central Concrete. Those leases generally provide for initial lease terms of 15 to 20 years, with one or more extension options U.S. Concrete Inc. (or such Subsidiary) may exercise. William T. Albanese, a former owner of Central Concrete and an employee of US Concrete, and Thomas J. Albanese, a former owner of Central Concrete and brother to William T. Albanese, is an employee and previously was designated as one of US Concrete’s executive officers. The leases with Central Concrete relate to two facilities and provide for aggregate annual rentals of $367,608.